UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VNUE, INC.

(Exact name of registrant as specified in its charter)

Nevada	98-0543851
(State of Incorporation)	(IRS Employer Identification Number)

104 West 29th Street, 11th Floor

New York, NY 10001

(833) 937-5493

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Copies of all correspondence to:

The Doney Law Firm

4955 S. Durango Rd. Ste. 165

Las Vegas, NV 89113
Tel. No.: (702) 982-5686
(Address, including zip code, and telephone, including area code)

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable upon conversion of Series B Convertible Preferred Stock	400,000,000	$0.01	$4,000,000	$370.80
Total			$4,000,000	$370.80

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from splits, dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (g) under the Securities Act, based on the average of the high and low prices reported for the shares of Common Stock as reported on the OTC Markets on February 10, 2022.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2022

VNUE, INC.

Up to 400,000,000 Shares of Common Stock

Pursuant to this prospectus, GHS Investments, LLC (referred to herein as “GHS Investments”) is offering on a resale basis from time to time an aggregate of up to 266,310,160 shares of Common Stock issuable upon conversion of the Company’s Series B Convertible Preferred Stock (“Series B Convertible Preferred”) that GHS Investments may acquire pursuant to the terms and conditions of a Securities Purchase Agreement that we entered into with GHS Investments on January 3, 2022 (the “Securities Purchase Agreement”), as well as a warrant (the “Warrant”) to purchase 133,689,840 shares of our Common Stock (the “Warrant Shares”).

We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale of the Common Stock by GHS Investments (referred to herein as the “Selling Stockholder”). However, we may receive up to an aggregate of $1,500,000 in from the sale of Series B Convertible Preferred Stock to GHS Investments pursuant to the Securities Purchase Agreement, as well as the funds available to us from the exercise of the Warrant.

The Selling Stockholder may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The Selling Stockholder may be considered an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

The Common Stock is quoted on the OTC Markets, under the symbol “VNUE.” On February 11, 2022, the last reported sale price of the Common Stock on the OTC Markets was $0.0098 per share.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2022.

We have not, and the Selling Stockholder has not, authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment. We have not, and the Selling Stockholder has not, authorized any person to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer is not permitted. The information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment is accurate only as of its date. Our business, financial condition, results of operations, and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholder named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus.

Neither we nor the Selling Stockholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus to “VNUE,” the “Company,” “we,” “us,” and “our” refer to VNUE, Inc.

ii

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

We are a music technology company that utilizes our platforms to record love concerts and then sell the content to consumers. We make content we record available to the set.fm platform, as well as our website, immediately after the show is finished. Our technology helps artists and record labels generate alternative income from the recorded content. We also offer high end collectible products such as CDs, USB drives and laminates, that feature our fully mixed and mastered live concert content.

Until the acquisition of Stage It, described below, we had two products:

●	Set.fm™ / DiscLive Network™ - Our consumer app platform allows customers to download and purchase, via their individual mobile device, the concert they just attended. There are also physical collectible products which are recorded and sold at shows as well as online through the Company’s exclusive partner DiscLive Network™. The app itself is free to download, and allows for in app purchases regarding the content. (Currently, this is the only platform that generates any revenue for the Company.)

●	Soundstr™ - a comprehensive music identification and rights management Cloud platform that we are developing, when fully deployed, can accurately track and audit public performances of music, creating a more transparent ecosystem for general music licensing and associated royalty payments, which will help ensure the correct stakeholders are compensated through the use of our “big data” collection.

While Set.fm™ and Soundstr™ are proprietary marks of the Company, DiscLive, and its related marks and names are not owned by the Company and are owned and utilized by RockHouse Live Media Productions, Inc. The Company has not filed any formal trademark applications relating to Set.fm™ with the United States US Patent and Trademark Office but has been using these marks openly since 2017 and claims common law rights to them.

The Company currently only generates revenue from Set.fm and from DiscLive by (a) recording the audio of live concerts and then selling the content “instantly” through its set.fm website, as well as the IOS Set.fm mobile application, and (b) selling content on physical products such as CDs, which are burned on-site where customers can purchase them. Our customers are fans of live music and the bands which we record.

Customers want to “take home” their experience of the concerts they attend. Our Company enters into agreement with certain bands and artists, and record labels if a particular artist under contract with the label. Our teams then follow that artist or band while they are on tour and record every show on that tour. Our Company uses its own recording and sound equipment while recording concerts.

As we partner with both artists and labels, we market our services on their websites, their social media platforms, their mailing lists, as well as our own websites and social networks. Furthermore, partnerships, with companies similar to Ticketmaster, allow us to market to customers when they buy tickets to see certain artists in concert.

On February 13, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VNUE Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“MergerCo”), Stage It Corp., a Delaware corporation (“Stage It”), and the stockholders’ representative for Stage It, pursuant to which the Company agreed to acquire Stage It for $10 million (the “Merger Consideration”), by merging MergerCo with and into Stage It, with Stage It continuing as the surviving entity and wholly owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, each of Stage It’s outstanding shares (including common and preferred shares) will be converted into the right to receive the applicable portion of the Merger Consideration. A portion of the Merger Consideration will be paid in cash and take the form of satisfying certain outstanding debt obligations of Stage It, as outlined in a Closing Payment Certificate to the Merger Agreement, and the other portion will be paid in shares of the Company’s common stock or preferred stock, with the actual number of such shares to be issued reduced by the cash component outlaid in the transaction. A portion of the Merger Consideration, $1 million, will be held back for the purposes of satisfying certain contingent obligations of Stage It.

The Merger Agreement also allows for the issuance of earn out shares, not to exceed the overall Merger Consideration, provided that certain EBIDTA requirements are met over the course of 18 months.

On February 14 2022, the Company completed the acquisition of Stage It. As a result of the Closing, Stage It became a wholly-owned subsidiary of the Company. For the acquisition, the Company will issue the initial 135,000,000 shares and pay certain amounts as detailed under Merger Consideration in the Merger Agreement. The price to be paid in cash and stock for the Earnout Shares and Holdback Shares are set forth in the Merger Agreement.

With the addition of Stage It (Stage It.com), VNUE will have the ability to livestream concerts and other events, adding to the pool of other live music focused technology services. Stage It is an established platform where concerts or other live events may be ticketed (just like an in-person event), and fans who pay for tickets may enjoy a performance or other engagement by watching digital video as it occurs on their web browser. For example, an artist can create an event through the platform, and then, in advance, let their fans know they can purchase the ability to view the concerts on the Stage It platform. Fans then buy the ability to access these concerts, and at the designated time, the fan may then observe the live performance on Stage It.com.

Covid-19

The full extent of the impact of the COVID-19 pandemic on our business, operations and financial results will depend on numerous evolving factors that we may not be able to accurately predict at the present time. In an effort to contain COVID-19 or slow its spread, governments around the world have enacted various measures, including orders to close all businesses not deemed “essential,” isolate residents to their homes or places of residence, and practice social distancing when engaging in essential activities. We anticipate that these actions and the global health crisis caused by COVID-19 will negatively impact business activity across the globe. The music industry in general has changed dramatically as a result of the pandemic restrictions. While concerts and other events struggle to stay alive, virtual entertainment has increased. Covid-19 has had a material adverse effect on our live recording business and the music industry in general. Substantially all of our future set.fm and DiscLive business is dependent on success of public events and gatherings. We believe that the vaccination efforts throughout the world are having a positive impact on the population that may enable more live music events to be held in the future which would be beneficial to our business, however, there can be no assurances on the timing of when this may occur or whether it will occur at all.

Specific to our company operations, during the pandemic period, we have enacted precautionary measures to protect the health and safety of our employees and partners. These measures include closing our office, having employees work from home, and eliminating all travel. While having employees work from home may have a negative impact on efficiency and may result in negligible increases in costs, it does have an impact on our ability to execute on our agreements to deliver our core products.

We will continue to actively monitor the situation and may take further actions that alter our business operations as may be required by federal, state, local or foreign authorities, or that we determine are in the best interests of our employees, customers, partners and stockholders. It is not clear what the potential effects any such alterations or modifications may have on our business, including the effects on our customers, partners, or vendors, or on our financial results.

Description of the Securities Purchase Agreement and Series B Convertible Preferred Stock

On January 3, 2022, we entered a Securities Purchase Agreement (the “Securities Purchase Agreement”) with GHS Investments, whereby GHS Investments agreed to purchase, in tranches, up to One Million Five Hundred Thousand Dollars ($1,500,000) of our Series B Convertible Preferred Stock in exchange for One Thousand Five Hundred (1,500) shares of Series B Convertible Preferred Stock. The first tranche, which was paid at execution of the Securities Purchase Agreement, was for the purchase of Seven Hundred and Fifty (750) shares of Series B Convertible Preferred Stock for Seven Hundred and Fifty Thousand Dollars ($750,000). The remaining tranche (consisting of the sale of Seven Hundred and Fifty shares of Series B Convertible Preferred Stock for Seven Hundred and Fifty Thousand Dollars ($750,000)) so long as certain conditions are met as defined in the Securities Purchase Agreement, including the registration of the common stock underlying the Series B Preferred Stock.

We issued to GHS Investments commitment shares of Thirty Five (35) shares of Series B Convertible Preferred Stock and a warrant (the “Warrant”) to purchase 133,689,840 shares of common stock (the “Warrant Shares”). The Company has agreed to register the shares of common stock issuable pursuant to the conversion of the Series B Convertible Preferred Stock and the Warrant Shares.

On January 3, 2022, the Company filed a Certificate of Designation with the Nevada Secretary of State, which established One Thousand and Six Hundred (1,600) shares of the Company’s Series B Convertible Preferred Stock, having such designations, rights and preferences as set forth therein.

Below is a summary description of the material rights, designations and preferences of the Series B Convertible Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Certificate of Designation).

The Company has the right to redeem the Series B Convertible Preferred Stock, in accordance with the following schedule:

●	If all of the Series B Convertible Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Series B Convertible Preferred Stock upon three (3) business days’ of written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value together with any accrued but unpaid dividends.

●	If all of the Series B Convertible Preferred Stock are redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof, the Company shall have the right to redeem the Series B Convertible Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

●	If all of the Series B Convertible Preferred Stock are redeemed after one hundred and twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof, the Company shall have the right to redeem the Series B Convertible Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty five percent (125%) of the Stated Value together with any accrued but unpaid dividends.

The Stated Value of the Series B Convertible Preferred Stock is $1,200 per share.

The Company shall pay a dividend of ten percent (10%) per annum on the Series B Convertible Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Series B Convertible Preferred Stock. Dividend shall be deemed to accrue from the date of issuance of the Series B Convertible Preferred Stock whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

The Series B Convertible Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Series B Convertible Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by the Conversion Price (as set forth in the Certificate of Designation).

There are also Purchase Rights and Most Favored Nation Provisions. We currently have 785 shares of Series B Convertible Preferred Stock outstanding. We will have 1,535 shares after the second tranche is issued.

THE OFFERING

Common stock to be offered by the Selling Stockholder	Up to 400,000,000 shares, consisting of shares underlying the outstanding Series B Convertible Preferred Stock and outstanding Warrant in favor of GHS Investments.

Shares of Common Stock outstanding before this offering	1,413,767,124 shares.

Shares of Common Stock outstanding after this offering	1,813,767,124 shares. This assumes that the Company has converted of all Series B Convertible Preferred Stock and exercised the Warrant into shares of Common Stock.

Use of Proceeds	We will not receive any proceeds from the sale of Common Stock by the Selling Stockholder. We may receive up to $1.5 million in proceeds from the sale of Series B Convertible Preferred Stock to GHS Investments pursuant to the Securities Purchase Agreement, and the funds pursuant to the exercise of the Warrant.

Plan of Distribution	The Selling Stockholder may, from time to time, sell any or all of their shares of our Common Stock on the stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be fixed or negotiated prices. For further information, see “Plan of Distribution” beginning on page 19.

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

OTC Markets symbol	“VNUE.”

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risk Related to Covid 19

Our business and future operations may be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the country as a whole. For example, the recent outbreak of Covid-19, which began in China, has been declared by the World Health Organization to be a “pandemic,” has spread across the globe, including the United States of America.

Covid-19 has had a material adverse effect on our live recording business and the music industry in general. Substantially all of our future set.fm and DiscLive business is dependent on success of public events and gatherings. We believe that the vaccination efforts throughout the world are having a positive impact on the population that may enable more live music events to be held in the future which would be beneficial to our business, however, there can be no assurances on the timing of when this may occur or whether it will occur at all.

Risks Related to Our Financial Condition

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date and have generated limited revenues. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will continue to generate operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We are dependent on outside financing for continuation of our operations.

Because we have generated limited revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We are dependent on outside financing for continuation of our operations.

Because we have generated limited revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business operations. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We will need additional funds to complete further development of our business plan to achieve a sustainable level where ongoing operations can be funded out of revenues. We anticipate that we must raise $2,500,000 for our operations for the next 12 months, and $5,000,000 to fully implement our business plan to its fullest potential and achieve our growth plans. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

Our operating results may fluctuate, which could have a negative impact on our ability to grow our client base, establish sustainable revenues and succeed overall.

Our results of operations may fluctuate as a result of a number of factors, some of which are beyond our control including but not limited to:

●	general economic conditions in the geographies and industries where we sell our services and conduct operations; legislative policies where we sell our services and conduct operations;

●	the budgetary constraints of our customers; seasonality;

●	success of our strategic growth initiatives;

●	costs associated with the launching or integration of new or acquired businesses; timing of new product introductions by us, our suppliers and our competitors; product and service mix, availability, utilization and pricing;

●	the mix, by state and country, of our revenues, personnel and assets; movements in interest rates or tax rates;

●	changes in, and application of, accounting rules; changes in the regulations applicable to us; and litigation matters;

As a result of these factors, we may not succeed in our business and we could go out of business.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced any profit and may not in the near future, if at all. While we have generated limited revenue, all related party, we cannot be certain that we will be able to realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger industry presence and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern is dependent upon raising capital from financing transactions, increasing revenue and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

Risks Related to Intellectual Property

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate intellectual property rights held by third parties. We have not but in the future may be, subject to legal proceedings and claims relating to the intellectual property rights of others. There could also be existing intellectual property of which we are not aware that our products may inadvertently infringe. We cannot assure you that holders of intellectual property purportedly relating to some aspect of our technology or business, if any such holders exist, would not seek to enforce such intellectual property against us in the United States, or any other jurisdictions. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management’s time and other resources from our business and operations to defend against these infringement claims, regardless of their merits. Successful infringement or licensing claims made against us may result in significant monetary liabilities and may materially disrupt our business and operations by restricting or prohibiting our use of the intellectual property in question, and our business, financial position and results of operations could be materially and adversely affected.

Our commercial success depends significantly on our ability to develop and commercialize our services and platform without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the trademarks or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our services and platform. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all.

Risks Related to Legal Uncertainty

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

If we fail to comply with the new rules under the Sarbanes-Oxley Act related to accounting controls and procedures, or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404(a) of the Sarbanes-Oxley Act of 2002. As a smaller reporting company, we are required to provide a report on the effectiveness of its internal controls over financial reporting, and we will be exempt from auditor attestation requirements concerning any such report so long as we are a smaller reporting company. There is a greater likelihood of material weaknesses in our internal controls, which could lead to misstatements or omissions in our reported financial statements as compared to issuers that have conducted such evaluations.

In its assessment of the effectiveness of internal control over financial reporting as of September 30, 2021, the Company determined that there were deficiencies that constituted material weaknesses, as described below.

●	Lack of proper segregation of duties due to limited personnel.

●	Lack of a formal review process that includes multiple levels of review.

●	Lack of adequate policies and procedures for accounting for financial transactions.

●	Lack of independent board member(s)

●	Lack of independent audit committee

Material weaknesses and deficiencies could cause investors to lose confidence in our company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

Risks Related to Our Business

If we fail to keep up with industry trends or technological developments, our business, results of operations and financial condition may be materially and adversely affected.

The live music content industry is rapidly evolving and subject to continuous technological changes. Our success will depend on our ability to keep up with the changes in technology and user behavior resulting from new developments and innovations. For example, as we provide our product and service offerings across a variety of mobile systems and devices, we are dependent on the interoperability of our services with popular mobile devices and mobile operating systems that we do not control, such as Android and iOS. If any changes in such mobile operating systems or devices degrade the functionality of our services or give preferential treatment to competitive services, the usage of our services could be adversely affected.

Technological innovations may also require substantial capital expenditures in product development as well as in modification of products, services or infrastructure. We cannot assure you that we can obtain financing to cover such expenditure. If we fail to adapt our products and services to such changes in an effective and timely manner, we may suffer from decreased user base, which, in turn, could materially and adversely affect our business, financial condition and results of operations

Rapidly evolving technologies could cause demand for our products to decline or could cause our products to become obsolete.

Current or future competitors may develop technological or product innovations that address live music content in a manner that is, or is perceived to be, equivalent or superior to our products. In the technology market in particular, innovative products have been introduced which have the effect of revolutionizing a product category and rendering many existing products obsolete. If competitors introduce new products or services that compete with or surpass the quality or the price/performance of our products, we may be unable to attract and retain users or to maintain or increase revenues from our users. We may not anticipate such developments and may be unable to adequately compete with these potential solutions. As a result of these or similar potential developments, in the future it is possible that competitive dynamics in our market may require us to reduce prices for our paid for products, which could harm our net revenues, gross margin and operating results or cause us to incur losses.

Our business depends on our users having continued and unimpeded access to the Internet. Companies providing access to the Internet may be able to block or degrade our calls, or block access to our website or charge us or our users additional fees for our products.

All of our users rely on open, unrestricted access to the Internet to use our products. If they have limited, restricted or no access at all to the Internet, or their connection to the Internet is interrupted or disturbed, they may be less likely to use our products as a result.

Some of these internet providers have stated that they may take measures that could increase the cost of customers’ use of our products by restricting or prohibiting the use of their lines or access points to the Internet for our products, by filtering, blocking, delaying, or degrading the packets of data used to transmit our communications, and by charging increased fees to our users for access to our products.

Some Internet access providers have additionally, or alternatively, contractually restricted their customers’ access to Internet communications products through their terms of service. Customers of these and other Internet access providers may not be aware that technical disruptions or additional tariffs are the act of other parties, which could harm our brand. Even if customers understand that we are not the source of such disruptions, they may be less likely to use our products as a result.

In the United States, the European Union and other jurisdictions, regulatory authorities are in the process of examining the adoption of “network neutrality” policies, which aim to treat all Internet traffic equally, and developing or considering laws and regulations to codify acceptable behaviors on the part of network operators and access providers when providing consumers and businesses with access to the Internet. Different regulatory authorities have different approaches to this policy area both from a substantive and procedural perspective. Any failure on the part of regulatory authorities to protect the accessibility of the Internet to all, or any particular category of, Internet subscribers, or their failure to protect the delivery on a non-discriminatory basis of user communications over the Internet, regardless of type or service, could harm our results of operations and prospects.

Our business depends on the continued reliability of the Internet infrastructure.

If Internet service providers and other third parties providing Internet services have outages or deteriorations in their quality of service, our customers will not have access to our products or may experience a decrease in the quality of our products.

Furthermore, as the rate of adoption of new technology increases, the networks on which our products rely in certain countries may not be able to sufficiently adapt to the increased demand for their products and services. Frequent or persistent interruptions could cause current or potential users to believe that our systems are unreliable, leading them to switch to our competitors or to avoid our products, and could permanently harm our reputation and brands.

We cannot control internet based delays and interruptions, which may negatively affect our customers and thus our revenues.

Any delay or interruption in the services by these third parties service providers could result in delayed or interrupted service to our customers and could harm tour business. Accordingly, we could be adversely affected if such third party service providers fail to maintain consistent and reliable services, or fail to continue to make these services available to us on economically acceptable terms, or at all. These suppliers could also be adversely impacted by the COVID-19 pandemic, which could affect their ability to deliver their services to our customers in a satisfactory manner, or at all.

 Digital piracy continues to adversely impact our business.

A substantial portion of our revenue comes from the distribution of music which is potentially subject to unauthorized consumer copying and widespread digital dissemination without an economic return to us, including as a result of “stream-ripping.” In its Music Listening 2019 report, IFPI surveyed 34,000 Internet users to examine the ways in which music consumers aged 16 to 64 engage with recorded music across 21 countries. Of those surveyed, 23% used illegal stream-ripping services, the leading form of music piracy. Organized industrial piracy may also lead to decreased revenues. The impact of digital piracy on legitimate music revenues and subscriptions is hard to quantify, but we believe that illegal file sharing and other forms of unauthorized activity, including stream manipulation, have a substantial negative impact on music revenues. If we fail to obtain appropriate relief through the judicial process or the complete enforcement of judicial decisions issued in our favor (or if judicial decisions are not in our favor), if we are unsuccessful in our efforts to lobby governments to enact and enforce stronger legal penalties for copyright infringement or if we fail to develop effective means of protecting and enforcing our intellectual property (whether copyrights or other intellectual property rights such as patents, trademarks and trade secrets) or our music entertainment-related products or services, our results of operations, financial position and prospects may suffer.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our services and platform. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

We may fail to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions.

We believe there are meaningful opportunities to grow through acquisitions and joint ventures across all service categories and we expect to continue a strategy of selectively identifying and acquiring businesses with complementary services. We may be unable to identify, negotiate, and complete suitable acquisition opportunities on reasonable terms. There can be no assurance that any business acquired by us will be successfully integrated with our operations or prove to be profitable to us. We may incur future liabilities related to acquisitions. Should any of the following problems, or others, occur as a result of our acquisition strategy, the impact could be material:

●	difficulties integrating personnel from acquired entities and other corporate cultures into our business; difficulties integrating information systems;

●	the potential loss of key employees of acquired companies;

●	the assumption of liabilities and exposure to undisclosed or unknown liabilities of acquired companies; or the diversion of management attention from existing operations.

Risks Associated with Management and Control Persons

We are dependent on the continued services of Zach Bair and if we fail to keep him or fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of Zach Bair, and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in our industry. Although we expect that our planned compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. The loss of the services of any key personnel, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain provisions that eliminate the liability of our directors for monetary damages to our Company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our Company and shareholders.

Our officers and directors have limited experience managing a public company.

Our officers and directors have limited experience managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. Our executive’s officer’s and director’s lack of experience of managing a public company could cause you to lose some or all of your investment.

Our failure to adopt certain corporate governance procedures may prevent us from obtaining a listing on a national securities exchange.

We do not have an audit, compensation or nominating and corporate governance committee. The functions such committees would perform are performed by the board as a whole. Consequently, there is a potential conflict of interest in board decisions that may adversely affect our ability to become a listed security on a national securities exchange and as a result adversely affect the liquidity of our Common Stock.

Risks Related to Our Securities and the Over the Counter Market

Since we are traded on the OTC Pink Market, an active, liquid trading market for our common stock may not develop or be sustained. If and when an active market develops the price of our common stock may be volatile.

Presently, our common stock is quoted on the OTC Markets and the closing price of our stock on February 11, 2021 was $0.0098. Presently there is limited trading in our stock and in the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations, market visibility for shares of our common stock may be limited, and a lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock.

The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares.

Trading in stocks quoted on the Pink Markets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock. Moreover, the pink sheets is not a stock exchange, and trading of securities is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a national stock exchange like the NYSE. Accordingly, stockholders may have difficulty reselling any shares of common stock.

There is no assurance that we will be able to pay dividends to our shareholders, which means that you could receive little or no return on your investment.

Payment of dividends from our earnings and profits may be made at the sole discretion of our board of directors. There is no assurance that we will generate any distributable cash from operations. Our board may elect to retain cash for operating purposes, debt retirement, or some other purpose. Consequently, you may receive little or no return on your investment.

Our shares will be subordinate to all of our debts and liabilities, which increases the risk that you could lose your entire investment.

Our shares are equity interests that will be subordinate to all of our current and future indebtedness with respect to claims on our assets. In any liquidation, all of our debts and liabilities must be paid before any payment is made to our shareholders. The amount of any debt financing we incur creates a substantial risk that in the event of our bankruptcy, liquidation or reorganization, we may have no assets remaining for distribution to our shareholders after payment of our debts.

Our Board of Directors may authorize and issue shares of new classes of stock that could be superior to or adversely affect you as a holder of our common stock.

Our board of directors has the power to authorize and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further shareholder approval which could adversely affect the rights of the holders of our common stock. In addition, our board could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders.

Any of these actions could significantly adversely affect the investment made by holders of our common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our common stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of outstanding common stock in the public marketplace could reduce the price of our common stock.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our common stock.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of internal controls over financial reporting.

Our reporting obligations as a public company place a significant strain on our management and operational and financial resources and systems. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting may result in the loss of investor confidence in the reliability of our financial statements, which in turn may harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will continue to incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 2,000,000,000 shares of common stock. We currently have 1,413,767,124 shares of common stock issued and outstanding. The future issuance of common stock will result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

There is a limited market for our common stock, which may make it difficult for holders of our common stock to sell their stock.

Our common stock currently trades on the OTC Pink Markets under the symbol “VNUE” and currently there is no trading in our common stock or current information regarding our company. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock. Further, many brokerage firms will not process transactions involving low price stocks, especially those that come within the definition of a “penny stock.” If we cease to be quoted, holders of our common stock may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock, and the market value of our common stock would likely decline.

The trading price of our Common Stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located outside of the United States. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings and cash flow;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new offerings, solutions and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our brand, our services or our industry;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We are subject to be the penny stock rules which will make shares of our common stock more difficult to sell.

We are subject now and, in the future, may continue to be subject, to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

The sale or availability for sale of substantial amounts of our common stock could adversely affect their market price.

Sales of substantial amounts of our common stock in the public market after the filing of this Form S-1, or the perception that these sales could occur, could adversely affect the market price of our common stock and could materially impair our ability to raise capital through equity offerings in the future. Shares held by our existing shareholders may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities. We currently have 1,413,767,124 shares of common stock outstanding, with approximately 24.6% of the shares being held by affiliates. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our common stock.

Because we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our common stock for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our common stock as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our common stock will likely depend entirely upon any future price appreciation of our common stock. There is no guarantee that our common stock will appreciate in value, or even maintain the price at which you purchased the common stock. You may not realize a return on your investment in our common stock and you may even lose your entire investment in our common stock.

Short sellers of our stock may be manipulative and may drive down the market price of our common stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of buying identical securities at a later date to return to the lender. A short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is therefore in the short seller’s interest for the price of the stock to decline, some short sellers publish, or arrange for the publication of, opinions or characterizations regarding the relevant issuer, its business prospects and similar matters calculated to or which may create negative market momentum, which may permit them to obtain profits for themselves as a result of selling the stock short. Issuers whose securities have historically had limited trading volumes and/or have been susceptible to relatively high volatility levels can be particularly vulnerable to such short seller attacks.

The publication of any such commentary regarding us by a short seller may bring about a temporary, or possibly long term, decline in the market price of our common stock. No assurances can be made that we will not become a target of such commentary and declines in the market price of our common stock will not occur in the future, in connection with such commentary by short sellers or otherwise.

Risks Related to the Offering

Our existing stockholders may experience significant dilution from the sale of our common stock.

The sale of our common stock in this Offering may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the Offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

There could be unidentified risks involved with an investment in our securities.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by us. Prospective investors must not construe this the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire Prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in us for an indefinite period of time and who can afford to lose their entire investment. We make no representations or warranties of any kind with respect to the likelihood of the success or the business of our Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, commercialization plans and timing, other plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions including those listed in the “Risk Factors” incorporated by reference into this prospectus from our Annual Report on Form 10-K, as updated by subsequent reports. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our Common Stock in this offering. The Selling Stockholder will receive all of the proceeds from this offering. However, we may receive up to $1.5 million in proceeds from the sale of Series B Convertible Preferred Stock to GHS Investments pursuant to the Securities Purchase Agreement.

The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the Selling Stockholder and our independent registered public accountants.

DILUTION

The conversion of our Series B Convertible Preferred Stock to common stock will have a dilutive impact on our stockholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

SELLING STOCKHOLDER

We are registering shares of Common Stock in order to permit the Selling Stockholder to offer the shares for resale from time to time.

The following table sets forth:

●	the Selling Stockholder and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholder;

●	the number of shares of Common Stock beneficially owned by the Selling Stockholder, based on its ownership of the shares of Common Stock, as of the date of this Prospectus, without regard to any limitations on exercises prior to the sale of the shares covered by this prospectus;

●	the number of shares that may be offered by the Selling Stockholder pursuant to this prospectus;

●	the number of shares to be beneficially owned by the Selling Stockholder and its affiliates following the sale of any shares covered by this prospectus; and

●	the percentage of our issued and outstanding Common Stock to be beneficially owned by the Selling Stockholder and its affiliates following the sale of all shares covered by this prospectus, based on the Selling Stockholder’s ownership of Common Stock as of the date of this Prospectus.

This prospectus generally covers the resale of all shares of Common Stock that are issuable upon conversion by the Selling Stockholder of the Company’s Series B Convertible Preferred Stock.

The Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

	Number of shares of Beneficially Owned Prior to		Maximum Number of shares of Common Stock to be Sold Pursuant to this		Number of shares of Common Stock Beneficially Owned After Offering(1)(2)
Name of Selling Stockholder	Offering(1)		Prospectus		Number	Percent
GHS Investments, LLC(3)	400,000,000	(4)	400,000,000	(5)	0	0%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to shares of Common Stock. Shares of Common Stock subject to derivative securities exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any person.

(2)	Assumes that each Selling Stockholder sells all shares of Common Stock registered under this prospectus held by such Selling Stockholder.

(3)	Mark Grober exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by GHS Investments LLC.
(4)	Represents the amount of Common Stock issuable upon conversion of 1,535 shares of Series B Convertible Preferred Stock held by GHS Investments and the Warrant Shares. The Company shall not effect any conversion of the Series B Preferred Stock or Warrant to the extent that, after giving effect to the conversion together with any shares held would beneficially own in excess of 4.99% of the outstanding shares of the Company
(5)	Represents the amount of Common Stock issuable upon conversion of Series B Convertible Preferred Stock and Warrant Shares.

PLAN OF DISTRIBUTION

The Selling Stockholder may, from time to time, sell any or all of shares of our Common Stock covered hereby on the OTC Markets or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker- dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, provided such amounts are in compliance with FINRA Rule 2121. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Common Stock will be paid by the Selling Stockholder and/or the purchasers.

The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. With respect to any shares of Common Stock issued pursuant to the conversion of Series B Convertible Preferred Stock are resold hereunder, the Selling Stockholder is deemed as an underwriter and any broker-dealers that are involved in selling such shares is deemed as an underwriter. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act, and such broker-dealers or agents will be subject to the prospectus delivery requirements of the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the Selling Stockholders. We may, however, receive proceeds from the sales of our Series B Convertible Preferred Stock. We may also receive proceeds from the cash exercise of the warrant in favor of GHS Investments.

We have entered into an agreement with GHS Investments to register the shares of common stock underlying the Series B Convertible Preferred Stock under the Securities Purchase Agreement.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder.

DESCRIPTION OF CAPITAL STOCK

Common Stock

The Company is authorized to issue 2,000,000,000 shares of common stock at a par value of $0.0001 and as of February 14, 2022 and had 1,413,767,124 shares of common stock issued and outstanding.

Dividend Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, which means that the holders of a majority of our shares of common stock voted can elect all of the directors then standing for election.

Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Liquidation Rights

Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock outstanding at that time after payment of other claims of creditors.

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock at a par value of $0.0001 and as of February 14, 2022 had 4,250,579 shares of Series A Preferred Stock and 785 shares of Series B Preferred Stock issued and outstanding.

We have authority to issue 20,000,000 shares of Preferred Stock. Our Board of Directors may issue the authorized Preferred Stock in one or more series and may fix the number of shares of each series of preferred stock. Our Board of Directors also has the authority to set the voting powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences. Preferred Stock can be issued and its terms set by our Board of Directors without any further vote or action by our stockholders.

Series A Preferred Stock

Pursuant to the Series A Designation, each share of Series A Preferred Stock may be converted into 50 shares of common stock of the Company. The Series A Preferred Stockholders are also entitled to share among dividends with the common stock shareholders of the Company on an as-converted basis. Each share of Series A Preferred Stock shall vote with the Common Stock as a single class on all matters brought before the shareholders, on a 100 to 1 basis with the Common Stock, such that for every share of Series A Preferred Stock held, such share of Series A Preferred Stock shall entitle the holder thereof to cast 100 votes on any matter brought before the holders of Common Stock as a class.

We refer you to our Articles of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Nevada Revised Statutes for a more complete description of the rights and liabilities of holders of our securities.

Series B Convertible Preferred Stock

On January 3, 2022, we filed a Certificate of Designation with the Nevada Secretary of State, which established One Thousand and Six Hundred (1,600) shares of the Company’s Series B Convertible Preferred Stock, having such designations, rights and preferences as set forth therein.

Below is a summary description of the material rights, designations and preferences of the Series B Convertible Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Certificate of Designation).

The Company has the right to redeem the Series B Convertible Preferred Stock, in accordance with the following schedule:

●	If all of the Series B Convertible Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Series B Convertible Preferred Stock upon three (3) business days’ of written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value together with any accrued but unpaid dividends.

●	If all of the Series B Convertible Preferred Stock are redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof, the Company shall have the right to redeem the Series B Convertible Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

●	If all of the Series B Convertible Preferred Stock are redeemed after one hundred and twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof, the Company shall have the right to redeem the Series B Convertible Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty five percent (125%) of the Stated Value together with any accrued but unpaid dividends.

The Stated Value of the Series B Convertible Preferred Stock is $1,200 per share.

The Company shall pay a dividend of ten percent (10%) per annum on the Series B Convertible Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Series B Convertible Preferred Stock. Dividend shall be deemed to accrue from the date of issuance of the Series B Convertible Preferred Stock whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

The Series B Convertible Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Series B Convertible Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by the Conversion Price (as set forth in the Certificate of Designation).

There are also Purchase Rights and Most Favored Nation Provisions. We currently have 785 shares of Series B Convertible Preferred Stock outstanding. We will have 1,535 shares outstanding after the second tranche is issued.

We refer you to our Articles of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Nevada Revised Statutes for a more complete description of the rights and liabilities of holders of our securities.

Transfer Agent

The transfer agent for our capital stock is ClearTrust, LLC with an address of 16540 Pointe Village Drive, Suite 205, Lutz, Florida 33558. The telephone number is (813) 235-4490.

Indemnification of Directors and Officers

Neither our articles of incorporation, nor our bylaws, prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our charter provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Anti-Takeover Effects of Certain Provisions of Nevada Law

Effect of Nevada Anti-takeover Statute. We are subject to Section 78.438 of the Nevada Revised Statutes, an anti-takeover law. In general, Section 78.438 prohibits a Nevada corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. Section 78.439 provides that business combinations after the three-year period following the date that the stockholder becomes an interested stockholder may also be prohibited unless approved by the corporation’s directors or other stockholders or unless the price and terms of the transaction meet the criteria set forth in the statute.

Section 78.416 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder or any other corporation which is an affiliate or associate of the interested stockholder;

●	any sale, transfer, pledge or other disposition of the assets of the corporation involving the interested stockholder or any affiliate or associate of the interested stockholder if the assets transferred have a market value equal to 5% or more of all of the assets of the corporation or 5% or more of the value of the outstanding shares of the corporation or represent 10% or more of the earning power of the corporation;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation with a market value of 5% or more of the value of the outstanding shares of the corporation;

●	the adoption of a plan of liquidation proposed by or under any arrangement with the interested stockholder or any affiliate or associate of the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder; or

●	the receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 78.423 defines an interested stockholder as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Control Share Acquisitions. Sections 78.378 through 78.3793 of the Nevada Revised Statutes limit the voting rights of certain acquired shares in a corporation. The provisions apply to any acquisition of outstanding voting securities of a Nevada corporation that has 200 or more stockholders, at least 100 of which are Nevada residents, and conducts business in Nevada (an “issuing corporation”) resulting in ownership of one of the following categories of an issuing corporation’s then outstanding voting securities: (i) twenty percent or more but less than thirty-three percent; (ii) thirty-three percent or more but less than fifty percent; or (iii) fifty percent or more. The securities acquired in such acquisition are denied voting rights unless a majority of the security holders approve the granting of such voting rights. Unless an issuing corporation’s articles of incorporation or bylaws then in effect provide otherwise: (i) voting securities acquired are also redeemable in part or in whole by an issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to an issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities, and (ii) if outstanding securities and the security holders grant voting rights to such acquiring person, then any security holder who voted against granting voting rights to the acquiring person may demand the purchase from an issuing corporation, for fair value, all or any portion of his securities. These provisions do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or made in connection with certain mergers or reorganizations.

Undesignated Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, of which 5,000,000 shares are designated as Series A Preferred Stock and 1,600 are designated as Series B Convertible Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the company.

The provisions of the Nevada Revised Statutes, our articles of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table sets forth the names and ages of our officers and directors. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or a successor is elected and qualified.

Name	Age	Position
M. Zach Bair	59	Chairman, Chief Executive Officer and Chief Accounting Officer
Anthony Cardenas	55	Director, Chief Financial Officer and Vice President of Artist Development
Louis Mann	70	Executive Vice President

M. Zach Bair, 59, Chairman of the Board of Directors, Chief Executive Officer and Chief Accounting Officer joined VNUE, Inc. in May 2016. Prior to his employment with VNUE, Mr. Bair was Founder, President and Chief Executive Officer for DiscLive Network/RockHouse Live Media Productions, Inc. from January 2007 to May 2016. From March 2001 to December 2006 Mr. Bair was Founder, Chairman and Chief Executive Officer of Immediatek, Inc., a music technology company Mr. Bair took public in 2002. Mr. Bair is an accomplished audio and video producer, and has been a voting member of the Recording Academy (the Grammys™) since 2012. Mr. Bair has significant experience in implementing and commercializing an “instant media” business model. After selling the original DiscLive in 2006 as part of Immediatek, Mr. Bair started a similar instant media company in 2007 under the RockHouse brand. Mr. Bair’s extensive experience in the instant media space led to the conclusion that he should serve as a director of VNUE.

Anthony Cardenas, 55, Director, Chief Creative Officer and Vice President of Artist Relations joined VNUE, Inc. in May, 2016. Prior to Mr. Cardenas’ role with our Company, he was employed by DiscLive Network/RockHouse Live Media Productions, Inc. from January 2012 to May 2016 in product development and marketing. From January 2002 to January 2012, Mr. Cardenas was employed as the President and Co-Founder the by DiskFactory.com. Mr. Cardenas’ background makes him well qualified to serve as a director.

Significant Employees

Louis Mann, 70, the Company’s Executive Vice President, joined VNUE in September 2017. Prior to joining VNUE, Mr. Mann was the President of the Media Properties division of House of Blues International since June 1999. During his musical career, Mr. Mann was involved with the development of new artists such as Whitney Houston, The Alan Parsons Project, and Barry Manilow. He served as Senior Vice President and General Manager of Capital Records, Inc. from October 1988 to December 2002 where he was in charge of developing the strategic vision for the company. Mr. Mann also founded the Third Day Partnership, LLC.

James A. King (Jim), 59, Chief Technology Officer (CTO), joined VNUE in March, 2019. Prior to joining the VNUE team, Mr. King held numerous business leadership roles, technology and operations roles, and was involved in a number of start-up efforts. Over his 33 year career, he has worked for companies such as The McGraw-Hill Companies, Reed Elsevier, LexisNexis, United Business Media’s PRNewswire, Broadcast Music Incorporated, Brightpoint Mobile, Microsoft Corporation, and AT&T/NCR Corporation. Mr. King is also the CEO for Spoken Giants, LLC and Core Rights, LLC, and provides consulting services for companies such as Outsell, Inc, Capital Investment Partners, Inc., and others.

Jock Weaver, 63, is a Special Advisor to the Company and joined VNUE in December 2018. Mr. Weaver founded and serves as Chairman of Heritage Trust Company, a private equity firm that provides advisory services to growing businesses, and can efficiently access debt and equity capital. Mr. Weaver is the youngest person in history to list a company on the London Stock Exchange and the American Stock Exchange. He has over 35 years of business experience in mergers, acquisitions, and the development of growth companies at an international level. Mr. Weaver founded TBA Entertainment Company in February 1994, one of the nation’s larger live event companies. Mr. Weaver served as the President of Hard Rock Café International, an English public company from January 1986 to January 1989.

Jeff Zakim, 48, our Vice President of Business Development and Content Curation, joined VNUE, Inc. in October 2017. Prior to his employment with the Company, Mr. Zakim acted as a consultant from July 2015 to October 2017 for his own consultancy firm, Zakim Digital LLC. Prior to this, Mr. Zakim was employed with NAPC from September 2014 to July 2015. Mr. Zakim was employed by Eleven Seven Music Group, Inc. from January 2014 to August 2015 and Razor and Tie Enterprises, LLC from October 2012 to December 2013. From January 2011 to November 2011 Mr. Zakim was employed by Ruckus Media Group, LLC and from 2001 to November 2011 he was employed by EMI Music, Inc. Mr. Zakim has a Bachelor of Science degree in communications from Towson State University.

Term of Office

Our directors are appointed and shall hold office until his successor is elected and qualified, in accordance with our bylaws.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers..

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current executive officers, nominees for directors, or current directors have been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.	Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.	Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.	Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary		Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		($)		($)	($)	($)		($)	($)(3)	($)
Zach Bair, CEO(2)	2021		170,000							170,000
	2020		170,000	0	0	0	0	0	0	170,000

Louis Mann, EVP(1)(4)	2021		$60,000							60,000
	2020		$60,000	0	0	0	0	0	0	60,000

Anthony Cardenas	2021	$
	2020	$

(1)	Mr. Louis Mann, 68, Executive Vice President, joined VNUE, Inc. in September 2017.
(2)	$108,500 of Mr. Bair’s compensation was deferred as of December 31, 2020.
(3)	Represents the fair value of preferred stock awards granted in 2019.
(4)	$101,250 of Mr. Mann’s compensation was deferred as of December 31, 2020.

Equity Incentive Plan

The Company has a formal Stock Incentive Plan (the “Plan”), which was adopted on March 1, 2013, which was included as an exhibit with our Form 8-K filed April 11, 2013, and incorporated herein by reference. 15,000,000 shares of the Company’s common stock were reserved for awards in the Plan. No awards have been granted since the Plan’s adoption in March 2013.

Employment Agreements

None

Director Compensation

There is currently no agreement or arrangement to pay any of our directors for their services as our directors. The Board of Directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. No director has received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

Outstanding Equity Awards at Fiscal Year-End

None

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Audit Committee

We do not have an audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board of Directors when performing the functions of what would generally be performed by an audit committee. The Board of Directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board of Directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Compensation of Directors

For the years ended December 31, 2021 and 2020, no members of our board of directors received compensation in their capacity as directors.

BUSINESS

MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Market Price for our Common Stock

There is a limited public market for our common shares. Our common shares are quoted on the OTC Pink under the symbol “VNUE”. Trading in stocks quoted on the OTC Pink is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects. We cannot assure you that there will be a market in the future for our common stock.

OTC Pink securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTC Pink securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Pink issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Our common stock became eligible for quotation on the OTC Pink in December 2006. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders

On February 9, 2022 there were 292 holders of record of our Common Stock. The number of record holders does not include an indeterminate number of stockholders whose shares are held by brokers in street name.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We intend to retain future earnings, if any, to finance the expansion of our business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts and they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Rule 10B-18 Transactions

None.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section labeled “Risk Factors.”

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project,” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Impact of Current Coronavirus (COVID-19) Pandemic on the Company

Covid-19 has had a material adverse effect on our live recording business and the music industry in general. Substantially all of our future set.fm and DiscLive business is dependent on success of public events and gatherings. We believe that the vaccination efforts throughout the world are having a positive impact on the population that may enable more live music events to be held in the future which would be beneficial to our business, however, there can be no assurances on the timing of when this may occur or whether it will occur at all.

Overview of our Current Business

The live music and entertainment space is constantly searching for new monetization outlets. Music licensing and royalties are particular “hot button” issues in the industry. We believe that we have developed solutions that create new revenue streams, and simultaneously helps to protect the rights of the creators and will help ensure they are properly compensated. This befits not only artists, labels, publishers, and live venues but the fans as well.

Through VNUE, Inc., our wholly-owned subsidiary, we now carry on business as a live entertainment music technology company that offers a suite of products and services which monetize and monitor music for artists, labels, performing rights organizations, publishers, writers, radio stations, venues, restaurants, bars, and other stakeholders in music. Our two main product lines are:

●	Set.fm™ / DiscLive Network™ - Our consumer app platform that allows fans to purchase the concert they just experienced instantly on their mobile device, and “instant” physical collectible products are recorded and sold at shows and online through the company’s exclusive partner DiscLive Network™, the 15-year pioneer in “instant live” recording.

●	Soundstr™ - Our technology which is a comprehensive music identification and rights management Cloud platform that, when fully deployed, can accurately track and audit public performances of music, creating a more transparent ecosystem for general music licensing and associated royalty payments, and will help to ensure the correct stakeholders are paid through the use of our “big data” collection.

While Set.fm™ and Soundstr™ are proprietary marks of the Company, DiscLive, and its related marks and names are not owned by the Company and are owned or utilized by RockHouse Live Media Productions, Inc. The Company has not filed any formal trademark applications relating to Set.fm™ with the United States US Patent and Trademark Office but has been using these marks openly since 2017 and claims common law rights to them.

On Jan 9, 2020, the Company entered into an agreement with recording and performance artist, Matchbox Twenty, to record its 2020 tour and sell limited edition double CD sets, download cards, and digital downloads. As part of the deal, the Company agreed to pay an advance of $100,000 against sales, to Matchbox Twenty and its affiliated companies, which was paid in full in installments, with the last installment of $40,000 paid on March 4, 2020.

Also as part of the transaction, Ticketmaster agreed to include the option for their customers to pre-purchase a double CD set at checkout, for a price to the customer of $25.00, resulting in a net payment to VNUE of approximately $20 after Ticketmaster’s fees and taxes. Additionally, Wonderful Union, the VIP package sales company utilized by Matchbox Twenty agreed to buy 5,000 digital download cards from VNUE for $7 each (to include in VIP packages that they send to fans) for $35,000, which has been paid full. As of May 11, 2020, Ticketmaster has paid via wire $40,378 toward the aforementioned pre-sales.

Stage It Acquisition

On February 13, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VNUE Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“MergerCo”), Stage It Corp., a Delaware corporation (“Stage IT”), and the stockholders’ representative for Stage It, pursuant to which the Company agreed to acquire Stage It for $10 million (the “Merger Consideration”), by merging MergerCo with and into Stage It, with Stage It continuing as the surviving entity and wholly owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, each of Stage It’s outstanding shares (including common and preferred shares) will be converted into the right to receive the applicable portion of the Merger Consideration. A portion of the Merger Consideration will be paid in cash and take the form of satisfying certain outstanding debt obligations of Stage It, as outlined in a Closing Payment Certificate to the Merger Agreement, and the other portion will be paid in shares of the Company’s common stock or preferred stock, with the actual number of such shares to be issued reduced by the cash component outlaid in the transaction. A portion of the Merger Consideration, $1 million, will be held back for the purposes of satisfying certain contingent obligations of Stage It,

The Merger Agreement also allows for the issuance of earn out shares, not to exceed the overall Merger Consideration, provided that certain EBIDTA requirements are met over the course of 18 months.

On February 14 2022, the Company completed the acquisition of Stage It. As a result of the Closing, Stage It became a wholly-owned subsidiary of the Company. For the acquisition, the Company will issue the initial 135,000,000 shares and pay certain amounts as detailed under Merger Consideration in the Merger Agreement. The price to be paid in cash and stock for the Earnout Shares and Holdback Shares are set forth in the Merger Agreement.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, revenue recognition, recoverability of accounts receivable, digital assets, and investments. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Revenue Recognition

On January 1, 2019, the Company adopted the new accounting standard ASC 606. Revenue from Contracts with Customers, for all open contracts and related amendments as of December 31, 2019 using the modified retrospective method. The adoption had no impact on the reported results. Results for 2018 are presented under ASC 606, while the comparative information will not be restated and will continue to be reported under the accounting standards in effect for that period.

The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligation(s) in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligation(s) in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company recognizes revenues derived from sub-leasing telecommunications infrastructure and the provision of telecommunications and colocation services. These revenues are accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance on a monthly basis. These arrangements stipulate monthly billing and the Company has elected the “as invoiced” practical expedient to recognize revenue as the services are consumed as the Company has the right to payment in an amount that corresponds directly with the value of performance completed to date.

Taxes collected from customers and remitted to a governmental authority are reported on a net basis and are excluded from revenue. Most revenue is billed in advance on a fixed-rate basis. The remainder of revenue is billed in arrears on a transactional basis determined by customer usage.

The Company often bills customers for upfront charges. These charges relate to down payments or prepayments for future services or equipment and are influenced by various business factors including how the Company and customer agree to structure the payment terms. These payments are recognized as deferred revenue until the service is provided or equipment is delivered and installed. All ongoing fees are billed and recognized as revenue on a monthly basis as service is provided.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

For the twelve months ended December 31, 2020 and 2019, there were no significant deferred tax assets, except for a net operating loss carryforward for which a 100% valuation allowance has been provided.

The Company annually conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of December 31, 2020 and 2019. The 2016 to 2019 tax years are still subject to Federal audit. The 2016 to 2020 tax years are still subject to state audit.

Recent Authoritative Guidance

In February 2017, the FASB issued ASU No. 2017-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date:

●	A lease liability, which is the lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and

●	A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, the lessor’s accounting with the lessee’s accounting model and Topic 606, Revenue from Contracts with Customers.

In August 2018, the FASB issued new guidance on disclosures related to fair value measurements. The guidance is intended to improve the effectiveness of the notes to financial statements by facilitating clearer communication, and it includes multiple new, eliminated and modified disclosure requirements. The guidance was effective for the Company as of January 1, 2020. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued new guidance on income taxes. The guidance removes certain exceptions to the general income tax accounting principles and clarifies and amends existing guidance to facilitate consistent application of the accounting principles. The new guidance is effective for us as of January 1, 2021. The Company is assessing the impact of the adoption of this guidance on its consolidated financial statements.

Management does not believe any other recently issued but not yet effective accounting pronouncement, if adopted, would have a material impact effect on the Company’s present or future financial statements.

Results of Operations

The following discussion and analysis of our results of operations and financial condition for the nine months ended September 30, 2021 and the twelve months ended December 31, 2020 and 2019 should be read in conjunction with our condensed consolidated financial statements, our audited consolidated financial statements and related notes included in this report. We are in the process of completing the development of our products and services and therefore have only nominal revenues or income. Accordingly, we are completely dependent on our capital raising efforts in order to complete development and roll out our products.

Comparison for the three and nine months ended September 30, 2021, and 2020

Revenues

In the three months ended September 30, 2021, we had revenue of $2,714 compared to $1,746 for the three months ended September 30, 2020, representing an increase of $968. In the nine months ended September 30, 2021, we had revenue of $9,295 compared to $19,932 for the nine months ended September 30, 2020, representing a decrease of $10,637. The decrease in revenue is primarily attributable to the overall impact of COVID-19, preventing live concerts from taking place.

Direct Costs of Revenues

In the three months ended September 30, 2021, we had direct costs of revenue of $5,380 compared to $-0- for the three months ended September 30, 2020, representing an increase of $5,380. In the nine months ended September 30, 2021, we had direct costs of revenue of $5,446 compared to $8,509 for the nine months ended September 30, 2020, representing a decrease of $3,063. Due to the low volume of revenue, associated costs are not indicative of the costs and margins we expect to generate from higher sales volumes.

General and Administrative Expenses

In the three months ended September 30, 2021, we had general and administrative expense of $279,884 compared to $106,990 for the three months ended September 30, 2020, representing an increase of $172,894. In the nine months ended September 30, 2021, we had the general and administrative expense of $614,797 compared to $477,021 for the nine months ended September 30, 2020, representing an increase of $137,776. In increase in general and administrative expenses in 2021 is primarily attributable to an increase in professional fees of approximately $66,000 above 2020 levels, research and development expenses of $55,000 in 2021 compared to $-0- in 2020, and an increase of approximately $19,000 in advertising expenses over prior year levels.

Other Income (Expenses), Net

We recorded other expense of $82,611 for the three months ended September 30, 2021, compared to other expense of $6,768,988 for the three months ended September 30, 2021. We recorded other income of $3,960,991 for the nine months ended September 30, 2021, compared to other expense of $6,907,055 during the nine-month period ended September 30, 2020. The significant increase in other income for the nine months ended September 30, 2021 period was primarily attributable to a reduction of $3,156,582 in the Company’s derivative liability related to convertible notes. The large expense for the nine months ended September 30, 2020 was primarily attributable to an increase in derivative liabilities of $6,413,154 in the 2020 period.

Net Income (Loss)

We recorded a net loss of $365,161 for the three months ended September 30, 2021, compared with a net loss of $6,874,231 for the three months ended September 30, 2020. We recorded net income of $3,350,043 for the nine months ended September 30, 2021, compared with a net loss of $7,372,653 for the nine months ended September 30, 2020.

Liquidity and Capital Resources

Since our inception, we have funded our operations primarily through private offerings of our equity securities and loans.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, during the nine months ended September 30, 2021, the Company used cash in operations of $903,466, and as of September 30, 2021, had a stockholders’ deficit of $2,719,262 and negative working capital of $2,719,261. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

On September 30, 2021, the Company had cash on hand of $207,921. The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. Historically, the Company has been able to fund its operations from the proceeds of notes payable and convertible notes.

As of the date of this quarterly report, the Company is relying on its equity line of credit with GHS Investments, LLC, described below, to fund its operations. The Company believes that this credit line will provide sufficient liquidity for the immediate future. All other financial commitments have been terminated and we are looking for new opportunities to fund the Company to supplement our credit line. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company can obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case of equity financing.

On June 22, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with GHS Investments, LLC (the “Purchaser”), a Nevada limited liability company, pursuant to which the Company will have the right in its sole discretion for a period of one year from the date of the SPA, to sell up to $8 million of Common Stock (subject to certain limitations) to GHS Investments. The transaction is considered an Equity Line of Credit (“ELOC”)

During the three months ended September 30, 2021, the Company raised $722,215 on its equity line of credit. As result of the successful utilization of the ELOC which is available to generate additional funding, and based on current on hand cash, of $207,921 as of September 30, 2021, the Company estimates that the current funds on hand will be sufficient to continue operations through the next 12 months.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, during the nine months ended September 30, 2021, the Company used cash in operations of $913,466, and as of September 30, 2021, had a stockholders’ deficit of $2,719,262 and negative working capital of $2,719,262. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The Company does not have any commitments for additional capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

On September 30, 2021, the Company had cash on hand of $207,921. The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. Historically, the Company has been able to fund its operations from the proceeds of notes payable and convertible notes. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company can obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case of equity financing.

On June 22, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with GHS Investments, LLC (the “Purchaser”), a Nevada limited liability company, pursuant to which the Company will have the right in its sole discretion for a period of one year from the date of the SPA, to sell up to $8 million of Common Stock (subject to certain limitations) to GHS Investments. The transaction is considered an Equity Line of Credit (“ELOC”)

During the three months ended September 30, 2021, the Company raised $722,215 on its equity line of credit. As result of the successful utilization of the ELOC which is available to generate additional funding, and based on current on hand cash, of $207,921 as of September 30, 2021, the Company estimates that the current funds on hand will be sufficient to continue operations through the next 12 months.

Contractual Obligations

None

Twelve Months Ended December 31, 2020 Compared to Twelve Months Ended December 31, 2019

Revenues

Our revenues for the twelve months ended December 31, 2020 and 2019, amount to $22,474 and $206,161, respectively, a decrease of $183,687. The decrease in revenues in 2020 compared to 2019 is primarily attributable to the onset of Covid-19 which eliminated the possibility of holding live music events which is the essential element of the Company’s business and is necessary to generate revenues. If the Covid-19 pandemic is mitigated the Company expects to resume its tour that was cancelled in 202 with Matchbox Twenty and generate revenue, however, there can be no assurances this will occur.

Direct Costs of Revenues

Our direct costs of revenues for the twelve months ended December 31, 2020 and 2019, amounted to $8,509 and $211,031, respectively, a decrease of $202,522. The decrease in costs resulted from decreased sales volumes.

Research and Development

Our research and development expenses for the twelve months ended December 31, 2020 amounted to $-0- compared to $12,404 for the twelve months ended December 31, 2019. We believe that R&D is a material portion of our business plan and if we are unable to raise sufficient capital or to implement a proper R&D program we will be adversely affected. As we continue to move forward, we expect to spend more on R&D due to our product roadmap and in further developing solutions that will invoke both consumer interest as well as further automation and usability of our products.

General and Administrative Expenses

Our general and administrative expenses for the twelve months ended December 31, 2020 and 2019, amounted to $601,022 and $1,177,756 respectively. The increase in general and administrative expenses in 2020 compared to the same period in 2019 was due primarily to a one-time non-cash stock based compensation charge of $590,129 in 2019 related to the issuance of preferred stock, compared to $-0- in stock based compensation in 2020. Excluding stock-based compensation, general and administrative expense in 2020 was $587,627, or at level substantially equivalent to 2019 levels.

Intangible Asset Impairment

On December 31, 2019, we conducted an impairment analysis and although we believe that we will be able to generate revenues in the future from our Soundstr asset, based on the lack of any historical sales to date or lack of any pending contracts, we determined that we could not substantiate any anticipated future revenues, and determined that the remaining book value of the intangible of $132,397 should be impaired as of December 31, 2019.

Other Income (Expenses), Net

We recorded other expense, net, for the twelve months ended December 31, 2020 of $3,996,719 compared to other expense, net, of $72,671 for the year ended December 31, 2019. The significant increase in other expense, net, in 2020 compared to 2019 levels was primarily due to an increase in expense based on the increase in the fair value of the derivative liability of $3,413,629, an increase in financing costs in 2020 of $713,805; offset by a decrease in the loss on the extinguishment of debt of $268,920 in 2020.

Net Loss from Operations

As a result of the foregoing revenues, direct costs of revenues, research and development expenses, general and administrative expenses, and other income (expenses), net, our net loss for the twelve months ended December 31, 2020 and 2019, was $4,553,777 and $1,400,098, respectively.

Certain Relationships and Related Person Transactions

Except as provided in “Description of Business” and “Executive Compensation” set forth above, for the past two fiscal years there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

On July 10, 2017, the Company entered into a Licensing Agreement with RockHouse Live Media Productions, Inc., DBA “DiscLive” or “DiscLive Network” (“DiscLive”) to formalize the terms of the Strategic Alliance entered into by the Company with DiscLive on July 21, 2016. VNUE has acquired an exclusive license from DiscLive, for a period of three years unless earlier terminated under the Agreement, for the use of all its assets, including but not limited to the DiscLive brand, website (including eCommerce platform), intellectual property, inventory, equipment, trade secrets and anything related to its business of “instant live” recording. Under the terms of the Agreement, DiscLive granted the Company a worldwide exclusive license. In exchange for the license, DiscLive will receive a license fee equal to five percent (5%) of any sales derived from the sale and use of the products and services. DiscLive is controlled by our Chief Executive Officer. Revenues of $2,261 and $12,059 during the three months ended March 31, 2021, and 2020, respectively, were recorded using the assets licensed under this agreement. For the three months ended March 31, 2021 and 2020, the fees would have amounted to $113 and $603 respectively. Our Chief Executive Officer agreed to waive the right to receive these license fees for both years.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table set forth the ownership, as of the date of this Annual Report, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security even though they may not rightfully “own” those shares. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The mailing address for all persons is at 104 W. 29th Street, 11th Floor, New York, NY 10001.

Shareholders	# of Shares		Percentage
Zach Bair, Chief Executive Officer	181,187,272	(1)	10.9%
Anthony Cardenas, Chief Creative Officer	27,000,000	(2)	1.6%
Louis Mann, Executive Vice President	89,921,491	(3)	5.4%
All directors and executive officers as a group	297,478,713	(4)	17.9%
Christopher Mann	8,185,886		.5%
Thomas Jackson Weaver III	105,000,000	(5)	8.7%

This table is based upon information derived from our stock records. The shareholder named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 1,413,767,124 shares of common stock outstanding as of February 14, 2022. The common shares outstanding include voting power of shares of Series A Preferred Stock owned by such officer or director. The Series A Preferred Stock vote on a 100:1 basis with common stockholders and convert on a 50:1 basis into common stock.

(1)	Includes 31,352,572 shares of common stock and the voting power of 1,498,347 Series A Preferred Stock which cast votes as 149,834,700 shares of common stock. The Series A Preferred Stock owned by Mr. Bair converts into 74,917,350 shares of common stock.
(2)	Includes 1,000,000 shares of common stock and voting power of 260,000 shares of Series A Preferred Stock which vote as 26,000,000 shares of common stock. The Series A Preferred Stock owned by Mr. Cardenas converts into 13,000,000 shares of common stock.
(3)	Includes 15,078,591 shares of common stock and the voting power of 748,000 shares of Series A Preferred Stock which vote as 74,842,900 shares of common stock. The Series A Preferred Stock owned by Mr. Louis Mann convert into 37,421,450 shares of common stock.
(4)	Includes all common stock held by such directors or officers as a group, as well as the voting power of all Series A Preferred Stock owned by such persons.
(5)	Includes the voting power of 1,050,000 shares of Series A Preferred Stock which vote as 105,000,000 shares of common stock. Mr. Weaver’s Series A Preferred Stock convert into 52,500,000 shares of common stock.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our Board comprised of a majority of “Independent Directors.” We do not believe that our directors currently meet the definition of “independent” as promulgated by the rules and regulations of NASDAQ.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by The Doney Law Firm, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements for the Company as of December 31, 2020 and 2019 and for the years then ended included in this prospectus have been audited by BFBorgers CPA PC, an independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-1 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of VNUE, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of VNUE, Inc. (the “Company”) as of December 31, 2020, the related statement of operations, stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2020

Lakewood, CO

April 8, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

VNUE, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of VNUE, Inc. (the “Company”) as of December 31, 2019 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2019, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company experienced a net loss and utilized cash from operations during the year ended December 31, 2019 and has a stockholders’ deficit as of that date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the consolidated financial statements. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2016.

Weinberg & Company P.A

Los Angeles, California

May 19, 2020

VNUE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019

Assets
Current assets:
Cash	$4,458	$52,096
Prepaid expenses	100,000	-
Total current assets	104,458	52,096
Total assets	$104,458	$52,096

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$2,372,072	$1,018,145
Shares to be issued	247,707	-
Accrued payroll-officers	209,750	68,000
Advances from former officer	720	720
Notes payable	34,000	34,000
Deferred revenue	74,225	-
Convertible notes payable, net	1,956,922	1,486,067
Purchase liability	300,000	300,000
Derivative liability	3,156,582	922,509
Total current liabilities	8,351,979	3,829,441
Total liabilities	8,351,979	3,829,441

Commitments and Contingencies

Stockholders’ Deficit
Preferred stock, par value $0.0001: 20,000,000 shares authorized 4,126,776 issued and outstanding	413	413
Common stock, par value $0.0001, 2,000,000,000 shares authorized; 1,211,495,162 and 770,883,602 shares issued and outstanding, respectively	121,149	77,088
Additional paid-in capital	8,386,593	8,099,346
Common stock to be issued, 5,204,352 and 5,204,352 shares, respectively	-	247,707
Accumulated deficit	(16,755,676)	(12,201,899)
Total stockholders’ deficit	(8,247,521)	(3,777,345)
Total Liabilities and Stockholders’ Deficit	$104,458	$52,096

The accompanying notes are an integral part of these consolidated financial statements.

VNUE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year	For the year
	Ended	Ended
	December 31, 2020	December 31, 2019
Revenues - related party	$22,474	$206,161
Direct costs of revenue	8,509	211,031
Gross margin (loss)	13,965	(4,870)
Operating expenses:
Research and development	-	12,404
General and administrative	601,022	1,177,756
Intangible asset impairment	-	132,397
Total costs and expenses	601,022	1,322,557
Operating loss	(587,058)	(1,327,427)
Other income (expense), net
Change in fair value of derivative liability	(2,234,073)	1,179,556
Loss on the extinguishment of debt	(263,609)	(532,529)
Gain on settlement of obligations	-	35,534
Financing costs	(1,469,037)	(755,232)
Other income (expense), net	(3,966,719)	(72,671)
Net income (loss)	$(4,553,777)	$(1,400,098)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding:
Basic and diluted	1,135,193,463	447,194,161

The accompanying notes are an integral part of these consolidated financial statements.

VNUE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

			Par value $0.001		Additional	Shares to be
	Preferred Shares		Common Shares		Paid- in	Issued
	Number	Amount	Number	Amount	Capital	Amount	Deficit	Total
Balance - December 31, 2018	-	-	105,635,816	$10,563	$6,493,070	$243,839	(10,801,801)	(4,054,329)

Shares issued upon conversion of notes payable			640,276,078	64,028	895,262			959,290

Issuance of Series A Preferred Stock	4,127,776	413			589,716			590,129

Shares issued for settlement of accounts payable to former officer			11,428,571	1,143	29,714			30,857

Shares issued for settlement of accounts payable			541,912	54	650			704

Shares issued on conversion of accrued payroll to officers			15,057,143	1,506	39,149			40,654

Gain on extinguishment of accrued payroll to officers recorded as contributed capital					12,046			12,046

Shares to be issued for financing cost						3,500		3,500

Shares to be issued for services			2,500,000	250	2,750	368		3,368

Shares returned by former officer			(4,555,918)	(456)	456			-

Warrants issued for notes amendment					36,533			36,533

Net loss							(1,400,098)	(1,400,098)

Balance, December 31, 2019	4,127,776	$413	770,883,602	$77,088	$8,099,346	$247,707	$(12,201,899)	$(3,777,345)

			Par value $0.001		Additional	Shares to be
	Preferred Shares		Common Shares		Paid- in	Issued
	Number	Amount	Number	Amount	Capital	Amount	Deficit	Total
Balance - December 31, 2019	4,127,776	$413	770,883,602	$77,088	$8,099,346	$247,707	$(12,201,899)	$(3,777,345)

To reclassify shares to be issued to a liability						(247,707)		(247,707)

Conversion of notes payable to common shares			422,572,017	42,257	277,817			320,074

Shares issued to pay interest expense			17,539,543	1,754	9,330			11,084

Shares issued for services			500,000	50	100			150

Net income (loss)	-	-					(4,553,777)	(4,553,777)

December 31, 2020	4,127,776	$413	1,211,495,162	$121,149	$8,386,593	$-	$(16,755,676)	$(8,247,521)

The accompanying notes are an integral part of these financial statements

VNUE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year	For the Year
	Ended	Ended
	December 31, 2020	December 31, 2019
Cash Flows From Operating Activities:
Net income (loss)	$(4,553,777)	$(1,400,098)
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Change in the fair value of derivatives	2,234,073	(1,179,556)
Derivative value considered financing costs		138,828
Gain on the settlement of vendor obligations		(35,534)
Loss on the extinguishment of debt		532,529
Amortization of debt discount	78,013	389,793
Amortization of intangible assets		101,032
Impairment of intangible assets		132,397
Warrants issued for financing costs		36,533
Issuance of preferred stock for services		590,129
Shares issued for financing costs	253,194	3,500
Shares issued for services	100	3,368
Changes in operating assets and liabilities
Gain on debt forgiveness		(15,500)
Prepaid expenses	(100,000)	666
Accounts payable and accrued interest	1,395,177	132,008
Shares to be issued
Deferred revenue	74,225	-
Accrued payroll officers	100,500	68,000
Net cash (used in) operating activities	(518,493)	(501,905)

Cash Flows From Investing Activities:	-	-

Cash Flows From Financing Activities:
Proceeds from notes payable		25,000
Payoff of convertible note	(45,134)	(30,000)
Proceeds from the issuance of convertible notes	515,989	540,810
Net cash provided by investing activities	470,855	535,810

Net Increase (Decrease) In Cash	(47,638)	33,905
Cash At The Beginning Of The Period	52,096	18,191
Cash At The End Of The Period	$4,458	$52,096

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-Cash Financing Activities
Common shares issued upon conversion of notes payable and accrued interest		$959,290
Common shares issued in settlement of accounts payable and accrued expenses	$-	$31,561
Common shares issued upon conversion of accrued payroll	$-	$40,654
Fair value of derivative created upon issuance of convertible debt recorded as debt discount	$-	$218,637
Capital contribution upon conversion of accrued payroll for officer/shareholder	$-	$12,046

The accompanying notes are an integral part of these consolidated financial statements.

VNUE, INC.

YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

History and Organization

VNUE, Inc. (formerly Tierra Grande Resources, Inc.) (“VNUE”, “TGRI”, or the “Company”) was incorporated under the laws of the State of Nevada on April 4, 2006.

On May 29, 2015, VNUE, Inc. entered into a merger agreement with VNUE Washington, Inc. Pursuant to the terms of the Merger Agreement, all of the outstanding shares of any class or series of VNUE Washington were exchanged for an aggregate of 50,762,987 shares of TGRI common stock. As a result of the Merger, VNUE Washington became a wholly-owned subsidiary of the Company, and the transaction was accounted for as a reverse merger with VNUE Washington deemed the acquiring company for accounting purposes, and the Company deemed the legal acquirer.

The Company is developing technology driven solutions for Artists, Venues and Festivals to automate the capturing, publishing, and monetization of their content, as well as protection of their rights.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, during the year ended December 31, 2020 the Company incurred a net operating loss of $4,553,777 used cash in operations of $518,493 and had a stockholders’ deficit of $16,755,676 as of December 31, 2020. In addition we had negative working capital of $8,247,522. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The Company does not have any commitments for additional capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. In addition, the Company’s independent registered public accounting firm, in its report on the Company’s December 31, 2020, consolidated financial statements, has raised substantial doubt about the Company’s ability to continue as a going concern.

On December 31, 2020, the Company had cash on hand of $4,458. In February 2021, the Company raised an additional $150,000 from the issuance of notes payable that was used for corporate operating purposes. Management estimates that the current funds on hand will be sufficient to continue operations through July, 2021. The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. Historically, the Company has been able to fund its operations from the proceeds of notes payable and convertible notes. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company can obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case of equity financing.

NOTE 2 – SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

Basis of Consolidation

The Company consolidates all wholly-owned and majority-owned subsidiaries in which the Company’s power to control exists. The Company consolidates the following subsidiaries and/or entities:

Name of consolidated subsidiary or Entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition/ disposition, if applicable)	Attributable interest
VNUE Inc. (formerly TGRI)	The State of Nevada	April 4, 2006 (May 29, 2015)	100%

VNUE Inc. (VNUE Washington)	The State of Washington	October 16, 2014	100%

VNUE LLC	The State of Washington	August 1, 2013 (December 3, 2014)	100%

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The Company recognizes revenue on the sale CDs and USB drives that contain the recording of live concerts and made available to concert attendees immediately after the show and on-line. Revenue is recognized on the sale of a product when our performance obligation is completed which is when the risk of loss transfers to our customers and the collection of the receivable is reasonably assured, which generally occurs when the product is purchased.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the U.S requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. Significant estimates include the assumptions used for impairment testing of intangible assets, assumptions used to value the derivative liabilities, the valuation allowance for the deferred tax asset and the accruals for potential liabilities. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The Company determines the fair value of its assets and liabilities based on the exchange price in U.S. dollars that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company uses a fair value hierarchy with three levels of inputs, of which the first two are considered observable and the last unobservable, to measure fair value:

●	Level 1 — Quoted prices in active markets for identical assets or liabilities.

●

Level 2 — Inputs, other than Level 1, that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of financial instruments such as cash, and accounts payable and accrued liabilities, approximate the related fair values due to the short-term maturities of these instruments. The carrying values of our notes payable approximate their fair values because interest rates on these obligations are based on prevailing market interest rates.

The fair value of the derivative liabilities of $3,156,582 and $922,509 on December 31, 2020, and December 31, 2019, respectively, were valued using Level 3 inputs.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not the net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

Income (Loss) per Common Share

Basic net income (loss) per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per share is computed giving effect to all dilutive potential shares of Common Stock that were outstanding during the period. Diluted income (loss) per share reflects the potential dilution, using the treasury stock method, that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the income (loss) of the Company as if they had been converted at the beginning of the periods presented, or issuance date, if later. In computing diluted income (loss) per share, the treasury stock method assumes that outstanding options and warrants are exercised and the proceeds are used to purchase common stock at the average market price during the period. Options and warrants may have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options and warrants. Dilutive potential shares of Common Stock consist of incremental shares of Common Stock issuable upon exercise of stock options. No dilutive potential shares of Common Stock were included in the computation of diluted net loss per share on December 31, 2020, because their impact was anti-dilutive. As of December 31, 2020, the Company had 23,805,027 outstanding warrants and 1,948,265,842 shares related to convertible notes payables respectively, which were excluded from the computation of net loss per share.

Intangible Assets

The Company accounts for intangible assets in accordance with the authoritative guidance issued by the FASB. Intangibles are valued at their fair market value and are amortized taking into account the character of the acquired intangible asset and the expected period of benefit. The Company evaluates intangible assets for impairment, at a minimum, on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated undiscounted future cash flows. Recoverability of intangible assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors, including past operating results, budgets, economic projections, market trends, and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. As of December 31, 2020 based on the assessment of Management, the Company determined that its intangible asset had been impaired.

Segments

The Company operates in one segment for the manufacture and distribution of our products. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing, and distribution processes. Since the Company operates in one segment, all financial information required by “Segment Reporting” can be found in the accompanying financial statements.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations. The Company adopted ASC 842 on January 1, 2019. However, the adoption of the standard had no impact on the Company’s financial statements since all Company leases are month to month, or short-term rentals.

NOTE 3 – PREPAID EXPENSE

On Jan 9th, 2020, the Company entered into an agreement with recording and performance artist, Matchbox Twenty “MT Agreement”), to record its 2020 tour and sell limited edition double CD sets, download cards, and digital downloads. As part of the deal, the Company agreed to pay an advance of $100,000 against sales, to MT and its affiliated companies, which was paid in full in installments, with the last installment of $40,000 paid on March 4th. We have recorded this amount as a prepaid expense on our consolidated balance sheet as of December 31, 2020.

NOTE 4 – RELATED PARTY TRANSACTIONS

DiscLive Network

On July 10, 2017, the Company entered into a Licensing Agreement with RockHouse Live Media Productions, Inc., DBA “DiscLive” or “DiscLive Network” (“DiscLive”) to formalize the terms of the Strategic Alliance entered into by the Company with DiscLive on July 21, 2016. VNUE has acquired an exclusive license from DiscLive, for a period of three years unless earlier terminated under the Agreement, for the use of all its assets, including but not limited to the DiscLive brand, website (including eCommerce platform), intellectual property, inventory, equipment, trade secrets and anything related to its business of “instant live” recording. Under the terms of the Agreement, DiscLive granted the Company a worldwide exclusive license. In exchange for the license, DiscLive will receive a license fee equal to five percent (5%) of any sales derived from the sale and use of the products and services. DiscLive is controlled by our Chief Executive Officer. Revenues of $22,474 and $206,161 and direct cost of revenues of$8,509 and $211,031 during the years ended December 31, 2020, and 2019, respectively, were recorded using the assets licensed under this agreement. For the periods ended December 31, 2020 and 2019. The fees would have amounted to $1,124 and $10,308 respectively. Our Chief Executive Officer agreed to waive the right to receive these license fees for both years.

Accrued Payroll to Officers

Accrued payroll to officers was $209,750 and $68,000 respectively, as of December 31, 2020, and December 31, 2019, respectively. During the year ended December 31, 2019, the Company entered into a conversion and cancellation of a debt agreement with its Chief Executive Officer. The Company agreed to convert accrued payroll of $52,700 into 15,057,143 shares of the Company’s stock, valued at $40,654 using the closing market price of the Company’s stock on the date of the conversion and cancellation of debt agreements. The difference between the total accrued payroll converted of $52,700, and the market value of the shares issued of $40,654, was recorded as contributed capital of $12,046 in the consolidated statements of stockholders’ deficit for the year ended December 31, 2019.

The Chief Executive Officers’ compensation is $170,000 per year all of which was expensed during the years ended December 31, 2020 and 2019; of which $129,500 and $102,000 has been paid and $108,500 and $68,000 was outstanding as of December 31, 2020 and 2019, respectively.

Advances from Officers/Stockholders

From time to time, officers/stockholders of the Company advance funds to the Company for working capital purposes. During the year ended December 31, 2019, a former employee and stockholder agreed to forgive $14,000 owed by the Company. The Company recorded the $14,000 as a gain on the settlement of debt, leaving a remaining balance of $720 on December 31, 2019.

Transactions with Former Director and Officer

On September 15, 2017, the Company entered into an Advisory Agreement with Louis Mann (“MANN”), a former officer and director with the Company who previously resigned as an officer and director on August 26, 2015 after a short stint. He was re-appointed to the board on June 23, 2018, while continuing to serve in under the Advisory agreement. The Advisory Agreement provides for MANN’s continued and ongoing advisory services to the Company for nine (9) months and with automatic nine (9) months renewals unless terminated per the agreement. MANN is to receive $5,000 per month and 20,000 shares of common stock per month. Mann is still currently still engaged with the company, and serves as Executive Vice President as well as Director, as noted above.

As of December 31, 2018, $40,000 of cash compensation was owed to MANN under the Advisory Agreements and included in accounts payable and accrued expenses. On March 4, 2019, the Company and MANN entered into a conversion and cancellation of debt agreement relating to the $40,000 cash compensation balance outstanding on December 31, 2018. The Company issued 11,428,571 shares of common stock, at $0.0035 per share, as payment in full for the $40,000 balance outstanding on December 31, 2018. The difference between the total obligations of $40,000 that MANN converted, and the market value of the shares issued of $30,857, was recorded as a gain on settlement of obligations of $9,143 in other income in the consolidated statements of operations for the year ended December 31, 2019.

During the year ended December 31, 2019, the Company recorded $45,000 of compensation relating to the agreement and made payments of $3,750 leaving a balance owed to MANN of $41,250 on December 31, 2019, which is included in accounts payable and accrued expenses. In May 2019, the Company awarded MANN, 748,429 shares of Series A Preferred Stock.

During the year ended December 31, 2020, $60,000 in compensation was accrued for MANN and no payments were made to him.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payables are recognized initially at the transaction price and subsequently measured at the undiscounted amount of cash or other consideration expected to be paid. Accrued expenses are recognized based on the expected amount required to settle the obligation or liability.

The following table sets forth the components of the Company’s accrued liabilities on December 31, 2020, and December 31, 2019.

	December 31, 2020	December 31, 2019
Accounts payable and accrued expense (includes $41,250 to a former officer and director at December 31, 2019, Note 4)	$587,230	577,115
Accrued interest	466,801	271,621
Accrued interest and penalties Golock(a)	1,172,782	-
Soundstr Obligation	145,259	169,409
Total accounts payable and accrued liabilities	$2,372,072	1,018,145

(a)	The Company strongly disagrees with the accrued interest and penalties claimed by Golock in regard to their notes, and intends to arbitrate or litigate this amount if a settlement on a vastly reduced amount cannot be reached.

NOTE 6 – PURCHASE LIABILITY

On October 16, 2017, the Company entered into an agreement with PledgeMusic, Inc. (the “Seller”), whereby the Company acquired the digital live music distribution platform “Set.fm” from PledgeMusic.The purchase price for the acquisition was comprised of $50,000 paid in cash, and a purchase liability of $300,000, for an aggregate purchase price of $350,000. The Company assigned $350,000 of the purchase price to intellectual property, of which $116,668 was amortized in 2018. As of December 31, 2018, the Company recorded an impairment charge of the remaining balance of $204,165. The purchase liability is payable on the net revenues derived from VNUE’s live recording and content business and must be paid in full to the Seller no later than the three (3) year anniversary of the date of the agreement, or October 16, 2020. If the Company fails to pay the Seller the purchase liability on time, the Seller may request at any time within one hundred eighty days (180) days following the (3) year anniversary of the asset purchase agreement, that the Company immediately forfeit, convey, assign, and transfer to the Seller all or any of the Purchased Assets so requested by the Seller for no additional consideration. For the years ended December 31, 2019 and 2018, there was no net revenue derived from the acquired assets and accordingly, no payments were made on the earnout. The balance due on December 31, 2020 and 2019 was $300,000.

NOTE 7 – SHARES TO BE ISSUED

As of December 31, 2018, the Company had not yet issued 3,964,352 shares of common stock with a value of $243,839 for past services provided and for an acquisition. During the year ended December 31, 2019 the Company became obligated to issue an additional 240,000 shares of common, valued at $184, per the terms of a consulting agreement, and 1,000,000 shares of common stock valued at $3,500, as consideration for amending an existing convertible note. As of December 31, 2020 and 2019, the Company had not yet issued 5,204,352 shares of common stock with a value of $247,707.

NOTE 8 – NOTES PAYABLE -PAST DUE

On December 17, 2015, the Company issued a Promissory Note in the principal amount of $9,000. The note was due within 10 business days of the Company receiving notice of the effectiveness of its Form S-1 filed on February 22, 2016. Failure to make payment during that 10 business day period shall constitute an Event of Default, as a result of which the note will become immediately due and payable and the balance will bear interest at 7%. The Company’s Form S-1 was declared effective on March 8, 2016, and payment was due before March 22, 2016. The Company did not repay the note before March 22, 2016; therefore, the note is in default with an interest rate of 7%.

On April 30, 2019, the Company issued an unsecured Promissory Note in the principal amount of $25,000. The Note is due and payable on August 30, 2019, along with $5,000 worth of interest. The Promissory Note is past due, however, the maker of the Note has verbally agreed not to call a default.

During the years ended December 31, 2020 and 2019; the Company recorded $15,630 and $5,630, respectively, of accrued interest expense on these two Notes.

The balance of the Notes Payable outstanding was $34,000 and $9,000 as of December 31, 2020, and December 31, 2019, respectively and are past due.

NOTE 9 – CONVERTIBLE NOTES PAYABLE AND NOTES PAYABLE, RELATED PARTIES

Convertible notes payable consist of the following:

	December 31,	December 31,
	2020	2019
Various Convertible Notes(a)	$43,500	$43,500
Ylimit, LLC Convertible Notes (b)	1,336,208	882,500
Golock Capital, LLC Convertible Notes(c)	339,011	339,011
Other Convertible Notes(d)	238,203	299,069
Total Convertible Notes	1,956,922	1,564,080
Debt discount	-	(78,013)
Convertible notes, net	$1,956,922	$1,486,067

(a) In August 2014, the Company issued a series of convertible notes with various interest rates ranging up to 10% per annum. The Note Conversion Price is determined as follows: (a) if the Note is converted upon the Next Equity Financing, an amount equal to 80% of the price paid per share paid by the investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, a price per share derived by dividing a “pre-money” valuation of $8,000,000 by the number of shares outstanding immediately prior to the time of such conversion, on a fully diluted basis; or (c) if the Note is converted as part of a Maturity Conversion, a price per unit derived by dividing a “pre-money” valuation of $8,000,000 by the total number of units (restricted and non-restricted) outstanding immediately prior to the time of such conversion, on a fully diluted basis. The notes are due and payable on demand at any time after the earlier of (i) 36 months following the note issuance or (ii) the consummation of a corporate transaction if not previously converted. The balance of the notes outstanding was $45,000 as of December 31, 2018. On March 4, 2019, a note holder elected to forgive and cancel their outstanding convertible note balance of $1,500, which the Company recorded as a gain on extinguishment of debt in the accompanying consolidated statement of operations. The balance of the notes outstanding was $43,500 as of December 31, 2019 of which $28,500 was due to related parties.

(b) On May 9, 2016, the Company issued a convertible note to YLimit, LLC in the principal amount of $100,000 with interest at 10% per annum and due on May 9, 2018. The note is secured by the Company’s rights, titles and interests in all the Company’s tangible and intangible assets, including intellectual property and proprietary software whether existing now or created in the future. On August 25, 2017, the Note was amended to authorize total borrowings on this Note to $517,000, The balance of the notes outstanding was $517,000 as of December 31, 2017 and the balance of the debt discount was $137,358.

On April 12, 2018, and again on August 15, 2018, the Company and Ylimit, LLC entered into an amendment to the original secured convertible promissory note. The amendments increased the borrowing limits by $190,500 to a total of $707,500, and extended the maturity date to May 9, 2019. In addition, the amendment on April 12, 2018 modified the conversion feature to state that all borrowings under the note will be converted at 75% of the per share stock price in the equity funding, but in no event shall the conversion price be less than $0.035 per share. This feature gave rise to a derivative liability of $135,900 during the period ended December 31, 2018 that is discussed below. During the year ended December 31, 2018, the Company borrowed an additional $190,500. The balance of notes outstanding was $707,500 as of December 31, 2018 and the balance of the debt discount was $70,078.

On November 9, 2019 the Company and Ylimit, LLC entered into an amendment (“Ylimit Amendment One”) to the original secured convertible promissory note dated May 9, 2016 along with subsequent amendment and fundings that followed. Under the terms of Ylimit Amendment One, Ylimit extended maturity date of all outstanding convertible debt due to them by the company, to a new maturity date of February 09, 2020. Ylimit received no consideration for this amendment.

By verbal agreement Ylimit increased the Company’s borrowing limits by $175,000 and extended this amount of additional funding to the Company during the last three months of 2019 bring the total convertible note balance due to YLimit to a total of $882,500 as December 31, 2019. All note discount related to Ylimit was fully amortized as of December 31, 2019.

On February 9, 2020, the Company entered into another amendment with Ylimit (“Ylimit Amendment Two”) to further extend the maturity date of all of the Company’s outstanding debt to August 9, 2020 including the $175,000 that Ylimit funded in the fourth quarter of 2019. Ylimit received no consideration for the Ylimit Amendment Two.

During the year ended December 31, 2020, Ylimit provided another $453,708 in funding to the Company bringing their balance to $1,366,208 as of December 31, 2020. On January 5, 2021 the Company entered into Amendment Three to extend the maturity of all notes until February 9, 2022. Ylimit received no consideration for Amendment Three.

(c) From September 1, 2017 to December 31, 2017, the Company issued convertible notes to Golock Capital, LLC (“Lender”) in the aggregate principal amount of $191,750 with an interest rate at 10% per annum and maturity dates between June 1, 2018 and August 31, 2018. The notes are convertible into shares of the Company’s common stock at prices between $0.015 and $0.02 per share. As additional consideration for the Lender to enter into these agreements with the Company, the Company issued warrants to the Lender to acquire in the aggregate 4,804,708 shares of the Company’s common stock at a weighted average exercise price of $0.014 per share. In addition, the Lender shall have the first right of refusal as to any future funding of Borrower in that Lender shall have the right to provide all or a portion of the funding upon the same terms as those offered in writing by any third party or contained in any private placement of borrower. The Lender, upon conversion, shall have piggyback registration rights for all of its common stock shares in any registration or post-effective amendment to any registration initiated by Borrower with the Securities and Exchange Commission. The balance of the notes outstanding and the related debt discount was $191,750 and $19,652, respectively, as of December 31, 2017.

On February 2, 2018, the Company issued a convertible note to Golock Capital, LLC (“Lender”) in the principal amount of $40,000 with an interest rate at 10% per annum and a maturity date of November 2, 2018. The note included an original issue discount of $5,000. The note is convertible into shares of the Company’s common stock at $0.015 per share. As additional consideration for the Lender to enter into this agreement with the Company, the Company issued warrants to the Lender to acquire in the aggregate 2,500,000 shares of the Company’s common stock at an exercise price of $0.015 per share that expire three years from the date of grant. The relative fair value of the warrants, the original issue discount, and the beneficial conversion feature totaling $40,000 was recorded as a debt discount and will be amortized to interest expense over the term of the note. On November 5, 2018, the Company amended the notes above by changing the conversion feature for the aggregate notes to be convertible into shares of common stock of the Company at the lower of (i) $0.015 per share or, (ii) 58% of the lowest closing bid price in the 20 trading days prior to the day that the Lender requests conversion. This feature gave rise to a derivative liability of $553,000 at date of issuance as discussed below. The amendment also increased the principal face amount of notes to include accrued interest, and an additional $43,250 was added to principal, which was recorded to financing costs. The aggregate balance of the notes outstanding, and the related debt discount was $302,067 and $0, respectively, as of December 31, 2018.

On April 29, 2019, Golock entered into an amendment with the Company to extend the maturity of the Notes until July 31, 2019. In return, Golock received several concessions. They received (a) a warrant to purchase 12,833,333 shares of the Company’s common stock for 48 months exercisable at a strike price of $.00475. The Company recorded a financing charge of $28,227 related to these warrants and (b) the conversion noted above was changed from 58% to 50% of the lowest closing bid price in the 20 trading days prior to that day that the Lender request conversion. During the year ending December 31, 2019 the Company issued new notes payable of $53,331 and $23,102 of notes and accrued interest were converted into 100,000,000 shares of common stock. The balance of the notes outstanding on December 31, 2019, was $339,010. As of December 31, 2019, $285,679 of these notes were past due. As of December 31, 2020 all of the Golock notes amounting to $339,011 were past due. As a result Golock has assessed the Company additional penalties and interest pf $1,172,782. The Company has recorded this amount as an accrued liability as of December 1, 2020. The Company disagrees with the accrued interest and penalties due to Golock and intends to litigate this amount if a settlement on a vastly reduced amount, cannot be reached.

(d) As of December 31, 2017 the Company had an outstanding convertible note payable of $61,000. During the year ended December 31, 2018, the Company entered into additional notes of $369,250. The convertible notes have interest rates ranging from 8% to 12% per annum, maturity dates ranging from August 21, 2018, to June 19, 2020, and are convertible into shares of common stock of the Company at discount rates between 38% and 50% of the lowest trading price for the Company s common stock during the prior twenty (20) trading day period, and for one lender, no lower than $0.035 per share. The issuance of notes with conversion features gave rise to derivative liabilities of $559,397 (see discussion below). As of December 31, 2018, the aggregate convertible notes balance to the five lenders was $426,964 and the related debt discount was $179,162. As of December 31, 2020 all $238,303 were past due.

During the year ended December 31, 2019, the Company entered into additional notes of $256,000, with interest rates from 10% to 12%, and maturity dates ranging from January 22, 2020, to August 2, 2020, at conversion terms comparable to the terms above. The issuance of notes with conversion features gave rise to derivative liabilities of $357,465 (see discussion below). In addition, On April 29, 2019, one of the lenders entered into an amendment with the Company to extend the maturity of the Notes until July 31, 2019. In return, the Company issued (a) a warrant to purchase 2,966,986 shares of the Company’s common stock for a period of 48 months exercisable at a strike price of $.00475 with a fair value of $5,934, and (b) the conversion price of outstanding notes was changed from $.015 to 50% of the lowest closing bid price in the 20 trading days prior to that day that the Lender request conversion. During the year ended December 31, 2019, convertible notes of $388,207 and accrued interest were converted into 540,276,078 shares of common stock. As of December 31, 2019, the aggregate convertible notes balance to the five lenders was $299,069 and the related debt discount was $ 33,667. As of December 31, 2019, $96,069 of these notes were past due.

In total, during 2019 convertible notes and accrued interest aggregating $411,309 were converted into 640,276,078 common shares with a fair value of $959,290 and recognized loss on settlement of debt of $548,029 during the year ended December 31, 2019. On December 31, 2019, the aggregate balance of the fair value of the notes outstanding was $1,564,080 and the related debt discount was $78,013. As of December 31, 2019, the above notes are convertible into 3,334,494,813 shares of common stock.

During the year ended December 31, 2020, $56,466 of the principal balance and $8,600 of interest was converted to 440,111,560 shares of common stock. The Company recorded a loss on the extinguishment of debt on these two conversions of $263,609. Additionally, the Company paid $4,400 to reduce the principal balance. These were the only note conversions during the year ended December 31, 2020.

Summary

On December 31, 2020, the aggregate balance of the fair value of all convertible notes outstanding was 1,956,922 and the related debt discount was $-0-, or a net balance of $1,956,922. Of this amount, $620,714 in principal was past due. As of December 31, 2020, the above notes are convertible into 1,948,265,842 shares of common stock.

The Company considered the current FASB guidance of “Contracts in Entity’s Own Stock” which indicates that any adjustment to the fixed amount (either conversion price or number of shares) of the instrument regardless of the probability of whether or not within the issuers’ control means the instrument is not indexed to the issuer’s own stock. Accordingly, the Company determined that the conversion prices of the Notes were not a fixed amount because they were either subject to an adjustment based on the occurrence of future offerings or events or the conversion price was variable. As a result, the Company determined that the conversion features of the Notes were not considered indexed to the Company’s own stock and characterized the fair value of the conversion features as derivative liabilities upon issuance. The Company determined that upon issuance of the Notes, the initial fair value of the embedded conversion feature was recorded as debt discount offsetting the fair value of the Notes and the remainder recorded as financing costs in the Consolidated Statement of Operations. The discount is being amortized using the effective interest rate method over the life of the debt instruments.

The balance of the unamortized note discount on December 31, 2017 was $198,025. During the year ended December 31, 2018, the Company issued $583,750 of convertible notes whose conversion features created a derivative liability upon issuance with a fair value of $1,329,389 of which $483,635 was recorded as a debt discount, and the remaining $845,754 was recorded as a financing cost. During the year ended December 31, 2018, the amortization of debt discount was $432,419 which is included in financing costs on the Company’s statement of operations. The balance of the unamortized note discount on December 31, 2018 was $249,241.

During the year ended December 31, 2019, the Company issued $484,331 of convertible notes whose conversion features created a derivative liability upon issuance with a fair value of $357,465 of which $218,637 was recorded as a debt discount, and the remaining $138,828 was recorded as a financing cost. During the year ended December 31, 2019, the amortization of debt discount was $389,793 which is included in financing costs on the Company’s statement of operations. The balance of the unamortized note discount on December 31, 2019 was $78,013.

NOTE 10 – DERIVATIVE LIABILITY

The FASB has issued authoritative guidance whereby instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The conversion prices of the Notes described in Note 6 were not a fixed amount because they were either subject to an adjustment based on the occurrence of future offerings or events or they were variable. Since the number of shares is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to settle the conversion option. In accordance with the FASB authoritative guidance, the conversion features have been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations. As of December 31, 2020 and 2019, the derivative liabilities were valued using probability weighted option pricing models with the following assumptions:

	December 31, 2020	December 31, 2019
Exercise Price	$0.0015-0.0018	$0.00015–0.00018
Stock Price	.0114	$0.0003
Risk-free interest rate	0.17%	1.59%
Expected volatility	737.80	236%
Expected life (in years)	1.00	1.00
Expected dividend yield	0%	0%
Fair Value:	$3,156,582	$922,509

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the conversion feature of the notes was based on the remaining term of the notes. The expected dividend yield was based on the fact that the Company has not customarily paid dividends in the past and does not expect to pay dividends in the future.

During the year ended December 31, 2019, the Company recorded derivative liabilities of $357,465 related to the issuance of certain new convertible notes, a modification of $189,186 relating to an additional derivative, and recognized $1,179,556 as other income, which represented the net change in the value of the derivative liability at December 31, 2019.

NOTE 11 – STOCKHOLDERS’ DEFICIT

On July 2, 2019, the Company filed a Certificate of Amendment (the “Charter Amendment”) to the Company’s Articles of Incorporation (as amended to date, the “Articles of Incorporation”) with the Secretary of State of the State of Nevada. The Charter Amendment increased the Company’s capitalization to 2,000,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, of which, 5,000,000 were designated as Series A Convertible Preferred Stock.

Common stock

The Company has authorized 2,000,000,000 shares of $0.0001 par value common stock. As of December 31, 2020 and December 31, 2019 there were 1,211,495,162 and 770,883,062 shares of common stock issued and outstanding respectively.

Common stock returned by a director or officer

During the year ended December 31, 2019, a former Company director voluntarily returned 4,555,918 shares of Company common stock to Treasury. These shares were valued at par value of $456 and decreased common stock and increased paid-in capital by the same amount, so the transaction had no impact on the Company’s equity.

Shares issued for services

During the year ended December 31, 2020, the Company issued 500,000 shares to the vendor who supplied consulting services to the Company. The Company recorded consulting expense of $150 related to this issuance.

During the year ended December 31, 2019, the Company issued 2,500,000 shares to the vendor who supplied consulting services to the Company. The Company recorded consulting expense of $3,368 related to this issuance.

Shares issued to retire trade debt

During the year ended December 31, 2019, the Company reached agreement with a vendor to retire approximately $27,096 in debt at a price of $0.05 per share and issued the vendor 541,912 shares pursuant to the agreement. At the time of the settlement of the debt the Company’s common stock was trading at a price of $.0013, so the Company recognized a profit of $26,391 upon the extinguishment of the debt

Preferred Stock Series A

As of December 31, 2020 and 2019, the Company had 20,000,000 shares of $0.0001 par value preferred stock authorized and there were 4,126,776 shares of Series A Preferred Stock issued and outstanding.

On May 22, 2019, the Company authorized and designated a class of Series A Convertible Preferred Stock (“Series A Preferred Stock”), in accordance with a Certificate of Designation filed with the State of Nevada (the “Series A Designation”). It subsequently issued 4,126,776 restricted shares of Series A Preferred Stock to various employees and service providers to compensate and reward them for services and to incentivize them to provide continued service to the Company. The Series A Preferred Stock receives relative rights and preferences under terms and conditions set forth in the Certificate of Designation of the Preferred Stock.

Pursuant to the Series A Designation, each share of Series A Preferred Stock may be converted into 50 shares of common stock of the Company. The Series A Preferred Stockholders shall be entitled to share among dividends with the common stock shareholders of the Company on an as-converted basis. The Series A Preferred Stockholders shall vote with the common stock as a single class, on a 100 to 1 basis, such that for every share of Series A Preferred Stock held, such shares shall entitle the holder to cast 100 votes. The holders of the Series A Preferred Stock have no liquidation or redemption preference rights but get treated as common stockholders on an as converted basis.

The Company believes that the issuance of the Series A Preferred Stock was exempt from the registration requirements under the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act in that said transaction did not involve a public solicitation and said restricted shares were issued to only a small number of employees and consultants with an ongoing relationship with the Company.

The Company determined the fair value of the preferred shares to be $590,129 which is included as stock-based compensation in general and administrative expense on the Company’s statements of operations for the year ended December 31, 2019.

Warrants

No warrants were issued during the year ended December 31, 2020.

During the year ended December 31, 2019, the Company issued 15,800,319 warrants to two convertible noteholders as consideration for extending the term of their convertible notes. The warrants are exercisable for a period of four years at a strike price of $0.00475. As a result of the issuance of these warrants, the company recorded a financing expense of $36,533.

A summary of warrants for the years ended December 31, 2020 and December 31, 2019, is as follows:

	Number	Weighted
	of	Average
	Warrants	Exercise
Balance outstanding, December 31, 2018	8,004,708	0.014
Warrants granted	15,800,319	.00475
Warrants exercised	-	-
Warrants expired or forfeited	-	-
Balance outstanding, December 31, 2019	23,805,027	0.079
Warrants granted	-	-
Warrants exercised	-	-
Warrants expired or forfeited	-	-
Balance outstanding and exercisable, December 31, 2020	23,805,027	$0.0079

Information relating to outstanding warrants on December 31, 2020, summarized by exercise price, is as follows:

	Outstanding and Exercisable
			Weighted
Exercise Price			Average
Per Share	Shares	Life (Years)	Exercise Price
$0.010-0.015	8,004,708	0.14	$0.014
$0.004750	15,800,319	2.58	$0.00475

The weighted-average remaining contractual life of all warrants outstanding and exercisable on December 31, 2020, is .96 years. The outstanding and exercisable warrants outstanding on December 31, 2020, had no intrinsic value.

NOTE 12 – COMMITMENT AND CONTINGENCIES

Joint Venture Agreement – Music Reports, Inc.

On September 1, 2018, the Company entered into an initial joint venture (“JV”) agreement with Music Reports, Inc., (“MRI”). Music Reports (musicreports.com) will initially partner with VNUE to provide Performing Rights Organization (PRO) data to VNUE’s Soundstr MRT (music recognition technology) platform through its extensive Songdex database, and will eventually work with VNUE to integrate automated direct licensing capability and royalty payment and distribution into the Soundstr platform. The initial term of the JV is for nine (6) months and requires the Company to Pay MRI fifty percent (50%) of net revenue every quarter. As of December 31, 2020, no net revenue was generated from the JV.

Litigation

None

Artist Agreement

On October 27, 2015, the Company entered into an Artist Agreement with I Break Horses, a Swedish duo based in Stockholm. The Artist Agreement is effective October 27, 2015, and has a term lasting as long as I Break Horses artist recordings are available via the VNUE Service. Under the terms of the Artist Agreement, the Company shall handle rights clearing and distribution for I Break Horses recordings and receive 30% of the Net Income generated thereby. As of December 31, 2020, the Company had not earned any revenue under this agreement.

NOTE 13 – INCOME TAXES

Reconciliation between the expected federal income tax rate and the actual tax rate is as follows:

	Year Ended December 31,
	2020	2019
Federal statutory tax rate	21%	21%
State tax, net of federal benefit	6%	6%
Total tax rate	27%	27%
Allowance	(27)%	(27)%
Effective tax rate	-%	-%

The following is a summary of the deferred tax assets:

	Year Ended December 31,
	2020	2019
Net operating loss carryforwards	$3,060,000	2,434,000
Accrued compensation	-	-
Deferred tax asset	3,060,000	2,434,000
Valuation allowance	(3,060,000)	(2,434,000)
Net deferred tax asset	$-	$-

The Company has no tax provision for any period presented due to our history of operating losses. As of December 31, 2020, the Company had estimated net operating loss carry forwards of approximately $11,333,000 that may be available to reduce future years’ taxable income through 2032 subject to Section 382 limitations. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as management has determined that their realization is not likely to occur and accordingly, the Company has recorded a valuation allowance for the full value of the deferred tax asset relating to these tax loss carry-forwards. Additionally, the Company has not filed tax returns, therefore the potential realizability of this loss in future periods is indeterminable.

The Company adopted accounting rules which address the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under these rules, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. These accounting rules also provide guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of December 31, 2017 no liability for unrecognized tax benefits was required to be recorded.

NOTE 14 – SUBSEQUENT EVENTS

In February 2021, the Company entered into a $165,000 8% Convertible Note Agreement with an accredited investor that matures on November 16, 2021. The Note carried an original issue discount (OID) of 10% so the amount funded to the Company was $150,000.The note contains a conversion Price shall equal $.0171 (fixed price equaling 90% of the lowest variable weighted average price (“VWAP”) for 10 days preceding the Issue Date) (the “Fixed Conversion Price”), subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower.

VNUE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2021	2020
	(Unaudited)

Assets
Current assets:
Cash	$207,921	$4,458
Prepaid expenses	295,000	100,000
Total current assets	502,921	104,458
Total assets	$502,921	$104,458

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued expenses	$834,910	$2,372,072
Shares to be issued	247,707	247,707
Accrued payroll-officers	239,750	209,750
Advances from former officer	720	720
Advances from officer	10,000	-
Notes payable	879,157	34,000
Deferred revenue	74,225	74,225
Convertible notes payable, net	635,714	1,956,922
Purchase liability	300,000	300,000
Derivative liability	-	3,156,582
Total current liabilities	3,222,183	8,351,979
Total liabilities	3,222,183	8,351,979

Commitments and Contingencies

Stockholders' Deficit

Preferred stock, par value $0.0001: 20,000,000 shares authorized;4,250,579 issued and outstanding as of September 30, 2021, and December 31, 2020	425	413
Common stock, par value $0.0001, 2,000,000,000 shares authorized; 1,372,757,161 and 1,211,495,162 shares issued and outstanding, as of September 30, 2021, and December 31, 2020, respectively	137,275	121,149
Additional paid-in capital	10,548,671	8,386,593
Accumulated deficit	(13,405,633)	(16,755,676)
Total stockholders' deficit	(2,719,262)	(8,247,521)
Total Liabilities and Stockholders' Deficit	$502,921	$104,458

The accompanying notes are an integral part of these consolidated financial statements.

F-21

VNUE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2021	2020	2021	2020

Revenues - related party	$2,714	$1,746	$9,295	$19,932
Direct costs of revenue	5,380	-	5,446	8,509
Gross margin (loss)	(2,666)	1,746	3,849	11,423
Operating expenses:
General and administrative	279,884	106,990	614,796	477,021
Total costs and expenses	279,884	106,990	614,796	477,021
Operating loss	(282,550)	(105,244)	(610,947)	(465,598)
Other income (expense), net
Change in fair value of derivative liability	-	(6,519,216)	3,156,582	(6,413,154)
Other income	-		1,172,781
Loss on the extinguishment of debt	-	(190,900)	(80,227)	(263,609)
Financing costs	(82,611)	(58,872)	(288,146)	(230,292)
Other income (expense), net	(82,611)	(6,768,988)	3,960,990	(6,907,055)
Net income (loss)	$(365,161)	$(6,874,231)	$3,350,043	$(7,372,653)

Net loss per common share - basic and diluted	$(0.00)	$(0.01)	$0.00	$(0.01)

Weighted average common shares outstanding:
Basic and diluted	1,341,926,621	1,150,881,152	1,266,155,076	1,070,105,622

The accompanying notes are an integral part of these consolidated financial statements.

F-22

VNUE, INC.
(UNAUDITED) CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

			Par value $0.001		Additional
	Preferred Shares		Common Shares		Paid- in
	Numbers	Amount	Numbers	Amount	Capital	Deficit	Total
Balance - December 31, 2019	4,127,776	$413	770,883,602	$77,088	$8,099,346	$(12,201,899)	$(3,777,345)

Shares issued on conversion of notes payable			378,872,550	37,887	83,421		121,308

Net (loss)	-	-	-	-	-	(639,557)	(639,557)

Balance, March 31, 2020	4,127,776	$413	1,149,756,152	$114,975	$8,182,767	$(12,841,456)	$(4,543,301)

Net income	-	-	-	-	-	141,135	141,135

Balance, June 30, 2020	4,127,776	$413	1,149,756,152	$114,975	$8,182,767	$(12,700,321)	$(4,402,166)

Conversion of convertible notes to common shares			57,500,000	5,750	195,500		201,250

Shares issued for services			500,000	50	100		150

Net loss	-	-	-	-	-	(6,874,231)	(6,874,231)

Balance, September 30, 2020	4,127,776	$413	1,207,756,152	$120,775	$8,378,367	$(19,574,552)	$(11,074,997)

			Par value $0.001		Additional
	Preferred Shares		Common Shares		Paid- in
	Numbers	Amount	Numbers	Amount	Capital	Deficit	Total
Balance - December 31, 2020	4,127,776	$413	1,211,495,162	$121,149	$8,386,593	$(16,755,676)	$(8,247,521)

Net income	-	-	-	-	-	1,991,101	1,991,101

Beneficial conversion feature of convertible notes					111,765		111,765

Balance, March 31, 2021	4,127,776	$413	1,211,495,162	$121,149	$8,498,358	$(14,764,575)	$(6,144,656)

Shares issued upon conversion of convertible notes payable	123,803	12	75,195,174	7,520	1,273,991		1,281,523

Net income						1,724,104	1,724,104

Balance, June 30, 2021	4,250,579	$425	1,286,690,336	$128,669	$9,772,348	$(13,040,472)	$(3,139,030)

Private placement of common shares			86,066,825	8,607	776,323		784,929

Net loss	-	-				(365,161)	(365,161)

Balance, September 30, 2021	4,250,579	$425	1,372,757,161	$137,275	$10,548,671	$(13,405,633)	$(2,719,262)

The accompanying notes are an integral part of these consolidated financial statements.

F-23

VNUE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the nine months ended
	September 30,
	2021	2020
Cash Flows From Operating Activities:
Net income (loss)	$3,350,043	$(7,372,653)
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Change in the fair value of derivatives	(3,156,582)	6,413,154
Derivative value considered financing costs	-	244,696
Loss on the extinguishment of debt	80,227	-
Amortization of debt discount	111,765	78,013
Changes in operating assets and liabilities
Prepaid expenses	(195,000)	(100,000)
Accounts payable and accrued interest	(1,133,919)	161,843
Deferred revenue	-	74,225
Accrued payroll officers	30,000	78,000
Net cash used in operating activities	(913,466)	(422,722)

Cash Flows From Investing Activities:	-	-

Cash Flows From Financing Activities:
Advances from officers	10,000
Payments on promissory note	(12,000)
Payment of convertible note		(45,134)
Proceeds from the private placement of common shares	784,929	-
Proceeds from the issuance of convertible notes	334,000	426,989
Net cash provided by investing activities	1,116,929	381,855

Net Decrease In Cash	203,463	(40,867)
Cash At The Beginning Of The Period	4,458	52,096
Cash At The End Of The Period	$207,921	$11,229

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Supplemental disclosure of non-cash information:
Common shares issued upon conversion of notes payable and accrued interest	$1,281,523	$322,558

The accompanying notes are an integral part of these consolidated financial statements.

F-24

VNUE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

History and Organization

VNUE, Inc. (formerly Tierra Grande Resources, Inc.) (“VNUE” or the “Company”) was incorporated under the laws of the State of Nevada on April 4, 2006.

On May 29, 2015, VNUE, Inc., known as Tierra Grande Resources, Inc. at the time, entered into a merger agreement with VNUE, Inc., a Washington corporation (VNUE Washington), and TGRI Merger Corp., a Nevada corporation and a wholly-owned subsidiary of VNUE, Inc. (“Merger Sub”). Pursuant to the terms of the Merger Agreement, VNUE Washington merged with and into Merger Sub, with Merger Sub continuing as the surviving entity that succeeded to all of the assets, liabilities and operations of VNUE Washington (the “Merger”). In connection with the Merger, all of the outstanding shares of any class or series of VNUE Washington were exchanged for an aggregate of 50,762,987 shares of VNUE, Inc. common stock. The transaction was accounted for as a reverse merger with VNUE Washington deemed the acquiring company for accounting purposes, and the Company deemed the legal acquirer.

The Company is developing technology driven solutions for Artists, Venues and Festivals to automate the capturing, publishing, and monetization of their content, as well as protection of their rights.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, during the nine months ended September 30, 2021, the Company used cash in operations of $913,466, and as of September 30, 2021, had a stockholders’ deficit of $2,719,262 and negative working capital of $2,719,262. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The Company does not have any commitments for additional capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

On September 30, 2021, the Company had cash on hand of $207,921. The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. Historically, the Company has been able to fund its operations from the proceeds of notes payable and convertible notes. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company can obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case of equity financing.

On June 22, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with GHS Investments, LLC (the “Purchaser”), a Nevada limited liability company, pursuant to which the Company will have the right in its sole discretion for a period of one year from the date of the SPA, to sell up to $8 million of Common Stock (subject to certain limitations) to GHS Investments. The transaction is considered an Equity Line of Credit (“ELOC”)

During the three months ended September 30, 2021, the Company raised $722,215 on its equity line of credit. As result of the successful utilization of the ELOC which is available to generate additional funding, and based on current on hand cash, of $207,921 as of September 30, 2021, the Company estimates that the current funds on hand will be sufficient to continue operations through the next 12 months.

Management’s Representation of Interim Financial Statements

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company uses the same accounting policies in preparing quarterly and annual financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto at December 31, 2020, as presented in the Company’s Annual Report on Form 10-K filed on April 8, 2021 with the SEC.

F-25

NOTE 2 – SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

Basis of Consolidation

The Company consolidates all wholly-owned subsidiaries in which the Company’s power to control exists. The Company consolidates the following subsidiaries and/or entities:

Name of consolidated subsidiary or Entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition/ disposition, if applicable)	Attributable interest

VNUE Inc. (formerly TGRI)	The State of Nevada	April 4, 2006 (May 29, 2015)	100%

VNUE Inc. (VNUE Washington)	The State of Washington	October 16, 2014	100%

VNUE LLC	The State of Washington	August 1, 2013 (December 3, 2014)	100%

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The Company recognizes revenue on the sale CDs and USB drives that contain the recording of live concerts and made available to concert attendees immediately after the show and on-line. Revenue is recognized on the sale of a product when our performance obligation is completed which is when the risk of loss transfers to our customers and the collection of the receivable is reasonably assured, which generally occurs when the product is purchased.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the U.S requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. Significant estimates include the assumptions used for impairment testing of intangible assets, assumptions used to value the derivative liabilities, the valuation allowance for the deferred tax asset and the accruals for potential liabilities. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The Company determines the fair value of its assets and liabilities based on the exchange price in U.S. dollars that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company uses a fair value hierarchy with three levels of inputs, of which the first two are considered observable and the last unobservable, to measure fair value:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•

Level 2 — Inputs, other than Level 1, that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

F-26

NOTE 2 – SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES (continued)

Fair Value of Financial Instruments (continued)

The carrying amounts of financial instruments such as cash, and accounts payable and accrued liabilities, approximate the related fair values due to the short-term maturities of these instruments. The carrying values of our notes payable approximate their fair values because interest rates on these obligations are based on prevailing market interest rates.

The fair value of the derivative liabilities of $-0- and $3,156,582 on September 30, 2021, and December 31, 2020, respectively, were valued using Level 3 inputs.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not the net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

Income (Loss) per Common Share

Basic net income (loss) per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per share is computed giving effect to all dilutive potential shares of Common Stock that were outstanding during the period. Diluted income (loss) per share reflects the potential dilution, using the treasury stock method, that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the income (loss) of the Company as if they had been converted at the beginning of the periods presented, or issuance date, if later. In computing diluted income (loss) per share, the treasury stock method assumes that outstanding options and warrants are exercised, and the proceeds are used to purchase common stock at the average market price during the period. Options and warrants may have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options and warrants. Dilutive potential shares of Common Stock consist of incremental shares of Common Stock issuable upon exercise of stock options. No dilutive potential shares of Common Stock were included in the computation of diluted net loss per share on September 30, 2021, because their impact was anti-dilutive. As of September 30, 2021, the Company had outstanding warrants to purchase 15,800,319 shares of common stock and 11,100,841 shares of common stock related to convertible notes payables, which were excluded from the computation of net loss per share.

Recently Issued Accounting Pronouncements

On Dec. 18, 2019, the Financial Accounting Standards Board (FASB) released Accounting Standards Update (ASU) 2019-12, which affects general principles within Topic 740, Income Taxes. The amendments of ASU 2019-12 are meant to simplify and reduce the cost of accounting for income taxes. The FASB has stated that the ASU is being issued as part of its Simplification Initiative, which is meant to reduce complexity in accounting standards by improving certain areas of generally accepted accounting principles (GAAP) without compromising information provided to users of financial statements. The Company adopted this guidance on January 1, 2021 which had no impact on the Company’s financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations. The Company adopted ASC 842 on January 1, 2019. However, the adoption of the standard had no impact on the Company’s financial statements since all Company leases are month to month, or short-term rentals.

F-27

NOTE 3 – PREPAID EXPENSE

On Jan 9, 2020, the Company entered into an agreement with recording and performance artist, Matchbox Twenty, to record its 2020 tour and sell limited edition double CD sets, download cards, and digital downloads. As part of the deal, the Company agreed to pay an advance of $100,000 against sales, to Matchbox Twenty and its affiliated companies, which was paid in full in installments, with the last installment of $40,000 paid on March 4, 2020. We have recorded this amount as a prepaid expense on our consolidated balance sheets as of September 30, 2021 and December 31, 2020.

NOTE 4 – RELATED PARTY TRANSACTIONS

DiscLive Network

On July 10, 2017, the Company entered into a Licensing Agreement with RockHouse Live Media Productions, Inc., DBA “DiscLive” or “DiscLive Network” (“DiscLive”) to formalize the terms of the Strategic Alliance entered into by the Company with DiscLive on July 21, 2016. VNUE has acquired an exclusive license from DiscLive for a period of three years unless earlier terminated under the Agreement, for the use of all its assets, including but not limited to the DiscLive brand, website (including eCommerce platform), intellectual property, inventory, equipment, trade secrets and anything related to its business of “instant live” recording. Under the terms of the Agreement, DiscLive granted the Company a worldwide exclusive license. In exchange for the license, DiscLive will receive a license fee equal to five percent (5%) of any sales derived from the sale and use of the products and services. DiscLive is controlled by our Chief Executive Officer, Mr. Bair. On March 19, 2021, the Licensing Agreement was extended until March 2022, and will automatically extend unless either party notifies the other of cancellation.

Revenues of $2,714 and $9,295 during the three and nine months ended September 30, 2021, and $1,746 and $19,932 during the three and nine months ended September 30, 2020, respectively, were recorded using the assets licensed under this agreement. For the nine months ended September 30, 2021 and 2020, the fees amounted to $136 and $465 respectively. Our Chief Executive Officer agreed to waive the right to receive these license fees for both years.

Accrued Payroll to Officers

Accrued payroll to officers was $239,750 and $209,750 respectively, as of September 30, 2021, and December 31, 2020, respectively. The Chief Executive Officer’s compensation is $170,000 per year.

Advances from Officers/Stockholders

From time to time, officers/stockholders of the Company advance funds to the Company for working capital purposes. During the year ended December 31, 2019, a former employee and stockholder agreed to forgive $14,000 owed by the Company. The Company recorded the $14,000 as a gain on the settlement of debt, leaving a remaining balance of $720 recorded on the consolidated balance sheet on September 30, 2021.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payables are recognized initially at the transaction price and subsequently measured at the undiscounted amount of cash or other consideration expected to be paid. Accrued expenses are recognized based on the expected amount required to settle the obligation or liability.

The following table sets forth the components of the Company’s accrued liabilities on September 30, 2021 and December 31, 2020.

	9/30/21	12/31/20
Accounts payable and accrued expense	$527,430	587,230
Accrued interest	162,221	466,801
Accrued interest and penalties Golock (a)	-	1,172,782
Soundstr Obligation	145,259	145,259
Total accounts payable and accrued liabilities	$834,910	2,372,072

(a)	See Note 9 related to the reversal of interest and penalties for Golock.

F-28

NOTE 6 – PURCHASE LIABILITY

On October 16, 2017, the Company entered into an agreement with PledgeMusic, Inc. (the “Seller”), whereby the Company acquired the digital live music distribution platform “Set.fm” from PledgeMusic. The purchase price for the acquisition was comprised of $50,000 paid in cash, and a purchase liability of $300,000, for an aggregate purchase price of $350,000. The Company assigned $350,000 of the purchase price to intellectual property, of which $116,668 was amortized in 2018. As of December 31, 2018, the Company recorded an impairment charge of the remaining balance of $204,165. The purchase liability is payable on the net revenues derived from VNUE’s live recording and content business and must be paid in full to the Seller no later than the three (3) year anniversary of the date of the agreement, or October 16, 2020. If the Company fails to pay the Seller the purchase liability on time, the Seller may request at any time within one hundred eighty days (180) days following the (3) year anniversary of the asset purchase agreement, that the Company immediately forfeit, convey, assign, and transfer to the Seller all or any of the Purchased Assets so requested by the Seller for no additional consideration.

The Company has had no correspondence regarding this liability with Pledge Music who declared bankruptcy in 2019.

NOTE 7 – SHARES TO BE ISSUED

As of December 31, 2018, the Company had not yet issued 3,964,352 shares of common stock with a value of $243,839 for past services provided and for an acquisition. During the year ended December 31, 2019, the Company became obligated to issue an additional 240,000 shares of common, valued at $184, per the terms of a consulting agreement, and 1,000,000 shares of common stock valued at $3,500, as consideration for amending an existing convertible note. As of September 30, 2021, and December 31, 2020 the Company had not yet issued 5,204,352 shares of common stock with a value of $247,707.

NOTE 8 – NOTES PAYABLE -PAST DUE

On December 17, 2015, the Company issued a Promissory Note in the principal amount of $9,000. The note was due within 10 business days of the Company receiving notice of the effectiveness of its Form S-1 filed on February 22, 2016. Failure to make payment during that 10-business day period shall constitute an Event of Default, as a result of which the note will become immediately due and payable, and the balance will bear interest at 7%. The Company’s Form S-1 was declared effective on March 8, 2016, and payment was due before March 22, 2016. The Company did not repay the note before March 22, 2016; therefore, the note is in default with an interest rate of 7%.

On April 30, 2019, the Company issued an unsecured Promissory Note in the principal amount of $25,000. The Note is due and payable on August 30, 2019, along with $5,000 worth of interest. The Promissory Note is past due, however, the maker of the Note has verbally agreed not to call a default.

As of September 30, 2021, the accrued interest expense on these two Notes amounted to $34,246.

The principal balance of the Notes Payable outstanding was $22,000 and $34,000 as of September 30, 2021, and December 31, 2020, respectively and are past due.

NOTE 9 – CONVERTIBLE NOTES PAYABLE AND NOTES PAYABLE RELATED PARTIES

Convertible notes payable consists of the following:

	September 30,	December 31,
	2021	2020
Various Convertible Notes (a)(f)	$43,500	$43,500
Ylimit, LLC Convertible Notes (b)	-	1,336,208
Golock Capital, LLC Convertible Notes (c)	339,010	339,011
GSH Note (d)	165,000	-
Other Convertible Notes (e)	88,204	238,203
Convertible notes	$635,714	$1,956,922

F-29

NOTE 9 – CONVERTIBLE NOTES PAYABLE AND NOTES PAYABLE, RELATED PARTIES (continued)

Notes payable

(b)(f) On September 24, 2021, the Company and its largest creditor, Ylimit, agreed to restructure its existing 10% convertible note of $492,528 of principal and $364,629 in interest to an 8%, non-convertible promissory note due and payable on September 30, 2022. Under the amended note, Ylimit increased the principal amount by $107,000 for an aggregate principal amount of $857,157. As of September 30, 2021 the Company had a balance of notes payable of $857,157.

Advance from officer

During the three month ended September 30, 2021, the Company’s CEO advanced $10,000 to the Company. This loan was made on an interest free basis and is payable on demand. As of September 30, 2021 the Company had a balance of $10,000 due to its CEO.

Convertible notes

During the three months ended June 30, 2021 the Company converted major portions of its convertible debt to equity. The Company converted $1,162,800 in principal and $38,616 in accrued interest into 75,195,174 shares of common stock and incurred a loss of $80,227 upon conversion.

(a) In August 2014, the Company issued a series of convertible notes with various interest rates ranging up to 10% per annum. The balance of the notes outstanding was $43,500 as of September 30, 2021 and December 31, 2020 of which $28,500 was due to related parties. As of September 30, 2021 these notes are convertible into 718,945 shares of common stock.

(b) On November 9, 2019 the Company and Ylimit, LLC entered into an amendment (“Ylimit Amendment One”) to the original secured convertible promissory note dated May 9, 2016 along with subsequent amendment and fundings that followed. Under the terms of Ylimit Amendment One, Ylimit extended maturity date of all outstanding convertible debt due to them by the company, to a new maturity date of February 09, 2020. Ylimit received no consideration for this amendment.

By verbal agreement Ylimit increased the Company’s borrowing limits by $175,000 and extended this amount of additional funding to the Company during the last three months of 2019 bring the total convertible note balance due to YLimit to a total of $882,500 as December 31, 2019. All note discount related to Ylimit was fully amortized as of December 31, 2019.

On February 9, 2020, the Company entered into another amendment with Ylimit (“Ylimit Amendment Two”) to further extend the maturity date of all of the Company’s outstanding debt to August 9, 2020 including the $175,000 that Ylimit funded in the fourth quarter of 2019. Ylimit received no consideration for the Ylimit Amendment Two.

On January 5, 2021 the Company entered into Amendment Three to extend the maturity of all notes until February 9, 2022. Ylimit received no consideration for Amendment Three.

During the nine months ended September 30, 2021, Ylimit invested another $119,000 on terms comparable to recent fundings. As of September 30, 2021 based on a fixed conversion price of $0.001, Ylimit’s notes are convertible into 844,844,575 shares of common stock

(c) From September 1, 2017 to December 31, 2017, the Company issued convertible notes to Golock Capital, LLC (“Lender”) in the aggregate principal amount of $191,750 with an interest rate at 10% per annum and maturity dates between September 1, 2018 and August 31, 2018. The notes are convertible into shares of the Company’s common stock at prices between $0.015 and $0.02 per share. As additional consideration for the Lender to enter into these agreements with the Company, the Company issued warrants to the Lender to acquire in the aggregate 4,804,708 shares of the Company’s common stock at a weighted average exercise price of $0.014 per share. In addition, the Lender shall have the first right of refusal as to any future funding of Borrower in that Lender shall have the right to provide all or a portion of the funding upon the same terms as those offered in writing by any third party or contained in any private placement of borrower. The Lender, upon conversion, shall have piggyback registration rights for all of its common stock shares in any registration or post-effective amendment to any registration initiated by Borrower with the Securities and Exchange Commission. The balance of the notes outstanding and the related debt discount was $191,750 and $19,652, respectively, as of December 31, 2017.

F-30

On February 2, 2018, the Company issued a convertible note to Golock Capital, LLC (“Lender”) in the principal amount of $40,000 with an interest rate at 10% per annum and a maturity date of November 2, 2018. The note included an original issue discount of $5,000. The note is convertible into shares of the Company’s common stock at $0.015 per share. As additional consideration for the Lender to enter into this agreement with the Company, the Company issued warrants to the Lender to acquire in the aggregate 2,500,000 shares of the Company’s common stock at an exercise price of $0.015 per share that expire three years from the date of grant. The relative fair value of the warrants, the original issue discount, and the beneficial conversion feature totaling $40,000 was recorded as a debt discount and will be amortized to interest expense over the term of the note. On November 5, 2018, the Company amended the notes above by changing the conversion feature for the aggregate notes to be convertible into shares of common stock of the Company at the lower of (i) $0.015 per share or, (ii) 58% of the lowest closing bid price in the 20 trading days prior to the day that the Lender requests conversion. This feature gave rise to a derivative liability of $553,000 at date of issuance as discussed below. The amendment also increased the principal face amount of notes to include accrued interest, and an additional $43,250 was added to principal, which was recorded to financing costs. The aggregate balance of the notes outstanding, and the related debt discount was $302,067 and $0, respectively, as of December 31, 2018.

On April 29, 2019, Golock entered into an amendment with the Company to extend the maturity of the Notes until July 31, 2019. In return, Golock received several concessions. They received (a) a warrant to purchase 12,833,333 shares of the Company’s common stock for 48 months exercisable at a strike price of $.00475. The Company recorded a financing charge of $28,227 related to these warrants and (b) the conversion noted above was changed from 58% to 50% of the lowest closing bid price in the 20 trading days prior to that day that the Lender request conversion. During the year ending December 31, 2019 the Company issued new notes payable of $53,331 and $23,102 of notes and accrued interest were converted into 100,000,000 shares of common stock. The balance of the notes outstanding on December 31, 2019, was $339,010. As of December 31, 2019, $285,679 of these notes were past due. As of September 30, 2021 all of the Golock notes amounting to $339,011 were past due.

As a result Golock has assessed the Company additional penalties and interest of $1,172,782. The Company disagrees with the accrued interest and penalties due to Golock. Initially the Company recorded this amount as a liability on its balance during the period ended March 31, 2021. Subsequent during the three month period ended September 30, 2021 the Company obtained a legal opinion supporting its position that these charges were egregious, and reversed the liability on its balance sheet The Company intends to litigate this amount as well as the validity of the principal and interest outstanding, if a settlement on a vastly reduced amount, cannot be reached.

(d) During the nine months ended September 30, 2021, GHS Investments funded an 8%, $165,000 convertible promissory note maturing on November 16, 2021. The conversion price on the Note is fixed at.0171. The Company recorded a beneficial conversion feature of $106,765 upon the issuance of the Note and was immediately expensed in full.

(e) As of December 31, 2017 the Company had an outstanding convertible note payable of $61,000. During the year ended December 31, 2018, the Company entered into additional notes of $369,250. The convertible notes have interest rates ranging from 8% to 12% per annum, maturity dates ranging from August 21, 2018, to September 19, 2020, and are convertible into shares of common stock of the Company at discount rates between 38% and 50% of the lowest trading price for the Company s common stock during the prior twenty (20) trading day period, and for one lender, no lower than $0.035 per share.

As of September 30, 2021, $73,204 of these notes due to one lender are past due. This lender is associated with Golock and the Company is disputing the validity of this note. These notes are convertible into 16,981,339 shares of the Company’s common stock.

Summary

The Company considered the current FASB guidance of “Contracts in Entity’s Own Stock” which indicates that any adjustment to the fixed amount (either conversion price or number of shares) of the instrument regardless of the probability of whether or not within the issuers’ control means the instrument is not indexed to the issuer’s own stock. Accordingly, the Company determined that the conversion prices of the Notes were not a fixed amount because they were either subject to an adjustment based on the occurrence of future offerings or events or the conversion price was variable. As a result, the Company determined that the conversion features of the Notes were not considered indexed to the Company’s own stock and characterized the fair value of the conversion features as derivative liabilities upon issuance. The Company determined that upon issuance of the Notes, the initial fair value of the embedded conversion feature was recorded as debt discount offsetting the fair value of the Notes and the remainder recorded as financing costs in the Consolidated Statement of Operations.

F-31

NOTE 10 – DERIVATIVE LIABILITY

The FASB has issued authoritative guidance whereby instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The conversion prices of the Notes described in Note 6 were not a fixed amount because they were either subject to an adjustment based on the occurrence of future offerings or events or they were variable. Since the number of shares is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to settle the conversion option. In accordance with the FASB authoritative guidance, the conversion features have been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations. As of September 30, 2021, and December 31, 2020, the derivative liabilities were valued using probability weighted option pricing models with the following assumptions:

	9/30/21	12/31/20

Exercise Price	$0.00595-0.007140	$0.00015–0.00018
Stock Price	.0121	$0.0003
Risk-free interest rate	0.06%	0.06%
Expected volatility	204.20	236%
Expected life (in years)	1.00	1.00
Expected dividend yield	0%	0%
Fair Value:	$0	$3,156,582

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the conversion feature of the notes was based on the remaining term of the notes. The expected dividend yield was based on the fact that the Company has not customarily paid dividends in the past and does not expect to pay dividends in the future.

As of September 30, 2021 and supported by a legal opinion which challenged the original transactions as void and advised the Company not to process any conversion notices from Golock , the Company stopped recording the derivative liability on the Golock convertible notes.

NOTE 11 – STOCKHOLDERS’ DEFICIT

On July 2, 2019, the Company filed a Certificate of Amendment (the “Charter Amendment”) to the Company’s Articles of Incorporation (as amended to date, the “Articles of Incorporation”) with the Secretary of State of the State of Nevada. The Charter Amendment increased the Company’s capitalization to 2,000,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, of which, 5,000,000 were designated as Series A Convertible Preferred Stock.

Common stock

The Company has authorized 2,000,000,000 shares of $0.0001 par value common stock. As of September 30, 2021, and December 31, 2020 there were 1,372,757,161 and 1,211,495,162 shares of common stock issued and outstanding, respectively.

During the reporting period, the Company agreed with an investor to terminate a common stock purchase agreement and cancellation of a common stock purchase warrant associated with the purchase agreement. The termination was not the result of any disagreement between the Company and the investor.

Preferred Stock Series A

As of September 30, 2021, and December 31, 2020, the Company had 20,000,000 shares of $0.0001 par value preferred stock authorized and there were 4,250,579 and 4,126,776 shares of Series A Preferred Stock issued and outstanding, respectively.

On May 22, 2019, the Company authorized and designated a class of Series A Convertible Preferred Stock (“Series A Preferred Stock”), in accordance with a Certificate of Designation filed with the State of Nevada (the “Series A Designation”). It subsequently issued 4,126,776 restricted shares of Series A Preferred Stock to various employees and service providers to compensate and reward them for services and to incentivize them to provide continued service to the Company. The Series A Preferred Stock receives relative rights and preferences under terms and conditions set forth in the Certificate of Designation of the Preferred Stock.

F-32

NOTE 11 – STOCKHOLDERS’ DEFICIT (continued)

Preferred Stock Series A (continued)

Pursuant to the Series A Designation, each share of Series A Preferred Stock may be converted into 50 shares of common stock of the Company. The Series A Preferred Stockholders shall be entitled to share among dividends with the common stock shareholders of the Company on an as-converted basis. The Series A Preferred Stockholders shall vote with the common stock as a single class, on a 100 to 1 basis, such that for every share of Series A Preferred Stock held, such shares shall entitle the holder to cast 100 votes. The holders of the Series A Preferred Stock have no liquidation or redemption preference rights but get treated as common stockholders on an as converted basis.

The Company believes that the issuance of the Series A Preferred Stock was exempt from the registration requirements under the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act in that said transaction did not involve a public solicitation and said restricted shares were issued to only a small number of employees and consultants with an ongoing relationship with the Company.

Warrants

No warrants were issued during the three ended September 30, 2021.

A summary of warrants is as follows:

	Number	Weighted
	of	Average
	Warrants	Exercise
Balance outstanding, December 31, 2018	8,004,708	0.014
Warrants granted	15,800,319	.00475
Warrants exercised	-	-
Warrants expired or forfeited	-	-
Balance outstanding, December 31, 2019	23,805,027	0.079
Warrants granted	-	-
Warrants exercised	-	-
Balance outstanding, December 31, 2020	23,805,027	0.079
Warrants expired or forfeited	(8,004,708)	-
Balance outstanding and exercisable, September 30, 2021	15,800,319	$0.0079

Information relating to outstanding warrants on September 30, 2021, summarized by exercise price, is as follows:

	Outstanding and Exercisable
			Weighted
Exercise Price Per			Average
Share	Shares	Life (Years)	Exercise Price
$0.004750	15,800,319	2.08	$0.00475

The weighted-average remaining contractual life of all warrants outstanding and exercisable on September 30, 2021 is 2.08 years. The outstanding and exercisable warrants outstanding on September 30, 2021, had no intrinsic value.

F-33

NOTE 12 – COMMITMENT AND CONTINGENCIES

Joint Venture Agreement – Music Reports, Inc.

On September 1, 2018, the Company entered into an initial joint venture (“JV”) agreement with Music Reports, Inc., (“MRI”). Music Reports (musicreports.com) will initially partner with VNUE to provide Performing Rights Organization (PRO) data to VNUE’s Soundstr MRT (music recognition technology) platform through its extensive Songdex database, and will eventually work with VNUE to integrate automated direct licensing capability and royalty payment and distribution into the Soundstr platform. The initial term of the JV is for nine (6) months and requires the Company to Pay MRI fifty percent (50%) of net revenue every quarter. As of September 30, 2021, no net revenue was generated from the JV.

Litigation

None

NOTE 13 – SUBSEQUENT EVENTS

During October and November 2021, the Company raised $355,884 on its equity line of credit through the sale of 39,022,336 shares of its common stock at a price of approximately $.0912 per share.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Stage It Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Stage It Corp. as of December 31, 2020 and 2019, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2021

Lakewood, CO

February 11, 2022

Stage It Corp.

Balance Sheets

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$281,003	$88,457
Prepaid expense	-	1,288
Other assets	127,874	118,795
Total current assets	408,877	208,540
Fixed assets -net	62,912	-
Total assets	$471,789	$208,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$427,087	$223,795
Accrued liabilities	1,785,861	699,914
Accrued interest	650,654	502,916
Accrued interest -related party	767,715	617,891
Notes payable	179,000	179,000
Convertible notes -related party	547,500	547,500
Convertible notes	315,000	315,000
Derivative liability	2,404,981	2,099,025
Total current liabilities	7,077,798	5,185,041
Total liabilities	7,077,798	5,185,041

Commitments and contingencies	-	-

Stockholders’ Equity:
Preferred Stock, Series A, $0.0001 par value, 400,000 shares authorized, 40,000 shares issued and outstanding as of December 31, 2020 and 2019	4	4
Preferred Stock, Series A-1, $0.0001 par value, 3,000,000 shares authorized, 246,543 shares issued and outstanding as of December 31, 2020 and 2019	25	25
Preferred Stock, Series A-2, $0.0001 par value, 2,000,000 shares authorized, 200,000 shares issued and outstanding as of December 31, 2020 and 2019	20	20
Preferred Stock, Series A-3, $0.0001 par value, 300,000 shares authorized, 196,522 shares issued and outstanding as of December 31, 2020 and 2019	20	20
Common stock, $0.0001 par value, 20,000,000 shares authorized, 972,614 shares issued and outstanding as of December 31, 2020 and 2019	97	97
Additional paid in capital	3,963,327	3,963,327
Accumulated deficit	(10,569,502)	(8,939,994)
Total stockholders’ equity	(6,606,009)	(4,976,502)
Total liabilities and equity	$471,789	$208,540

The accompanying notes are an integral part of the consolidated financial statements.

Stage It Corp.

Statements of Operations

	Year ended	Year ended
	December 31,	December 31,
	2020	2019
Revenue-net	$890,846	$(4,809)

Operating expenses:
General and administrative expenses	231,340	51,764
Contractor expenses	455,028	1,805
Payroll expense	1,142,057	41,331
Legal and professional fees	88,411	-
Total operating expenses	1,916,836	94,900
Income(loss) from operations	(1,025,990)	(99,709)
Other income (expense)
Change in derivative liability	(305,956)	(2,099,025)
Interest expense	(297,562)	(257,289)
Other income (expense), net	(603,518)	(2,356,314)
Net loss	(1,629,508)	(2,456,023)

Basic and diluted earnings (loss) per common share	$(1.68)	$(2.53)

Weighted-average number of common shares outstanding:
Basic and diluted	972,614	972,614

The accompanying notes are an integral part of the consolidated financial statements.

Stage It Corp.

Statements of Cash Flows

	Year ended	Year ended
	December 31,	December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(1,629,508)	$(2,456,023)
Depreciation	4,468	-
Change in balance sheet accounts
Prepaid expenses	1,288	(1,288)
Other assets	(9,079)	(21,834)
Accounts payable	203,292	13,795
Accrued liabilities	1,085,947	98,529
Accrued interest	297,562	257,289
Derivative liability	305,956	2,099,025
Net cash provided by (used in) operating activities	259,926	(10,506)

Cash flows from investing activities
Purchase of fixed assets	(67,380)	-
Net cash used in investing activities	(67,380)	-

Net increase (decrease) in cash and cash equivalents	192,546	(10,506)
Cash and cash equivalents at beginning of period	88,457	98,963
Cash and cash equivalents at end of period	$281,003	$88,457

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of the consolidated financial statements.

Stage It Corp.

Statements of Changes in Stockholders’ Equity

	Preferred Stock Series A		Preferred Stock Series A-1		Preferred Stock Series A-2		Preferred Stock Series A-3		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance, December 31, 2018	40,000	$4	246,543	$25	200,000	$20	196,522	$20	972,614	$97	$3,963,327	$(6,483,971)	$(2,520,478)

Net income (loss)	-	-	-	-	-	-	-	-	-	-	-	(2,456,023)	(2,456,023)

Balance, December 31, 2019	40,000	$4	246,543	$25	200,000	$20	196,522	$20	972,614	$97	$3,963,327	$(8,939,994)	$(4,976,501)

	Preferred Stock Series A		Preferred Stock Series A-1		Preferred Stock Series A-2		Preferred Stock Series A-3		Common Stock		Additional Paid in	Accumulated	Stockholders’
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance, December 31, 2019	40,000	$4	246,543	$25	200,000	$20	196,522	$20	972,614	$97	$3,963,327	$(8,939,994)	$(4,976,501)

Net income (loss)	-	-	-	-	-	-	-	-	-	-	-	(1,629,508)	(1,629,508)

Balance, December 31, 2020	40,000	$4	246,543	$25	200,000	$20	196,522	$20	972,614	$97	$3,963,327	$(10,569,502)	$(6,606,009)

The accompanying notes are an integral part of the financial statements.

STAGE IT, CORP.

YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

History and Organization

Stage It Corp. (“Stage It”, or the “Company”) is a Delaware corporation formed in that operates an online venue for live an interactive performances through its technology platform that enables content creators to perform and create ticketed events, and provides fans with an opportunity to watch live shows, and ask artists questions and request songs.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, during the year ended December 31, 2020 the Company incurred a net loss of $1,629,508, and had a stockholders’ deficit of $10,569,502 as of December 31, 2020. In addition the Company had negative working capital of $6,668,922. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The Company does not have any commitments for additional capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. As a result management has concluded that there substantial doubt about the Company’s ability to continue as a going concern.

On December 31, 2020, the Company had cash on hand of $281,033. Management estimates that the current funds on hand will be sufficient to continue operations through March 31, 2022. The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. Historically, the Company has been able to fund its operations from the proceeds of notes payable and convertible notes. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company can obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case of equity financing.

NOTE 2 – SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are expressed in United States dollars. For the years ended December 31, 2020 and 2019, the financial statements include the accounts of the Company, Stage It. Corporation

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

Stage It receives revenue through a percentage of ticket sales and tipping. This show-based revenue creates a pool that is shared with the performing artist. Once a show is completed the revenue that has been created through tickets and tips is allocated. Typically, Stage It retains 20% of the revenue as an agent and the artist receives 80% of the revenue as the performer, however there are occasions when the profit split has different ratios. Revenue is recognized once a show is complete and the performance obligation to the consumer has been met. Since Stage It acts as agent, revenue is recorded on a net basis only on the 20% portion, less direct expenses such as broadcast costs, merchant processing fees, bank services charges, license fees and the cost of production.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the U.S requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. Significant estimates include the assumptions used to value the derivative liabilities, the valuation allowance for the deferred tax asset and the accruals for potential liabilities. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The Company determines the fair value of its assets and liabilities based on the exchange price in U.S. dollars that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company uses a fair value hierarchy with three levels of inputs, of which the first two are considered observable and the last unobservable, to measure fair value:

●	Level 1 — Quoted prices in active markets for identical assets or liabilities.

●	Level 2 — Inputs, other than Level 1, that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of financial instruments such as cash, and accounts payable and accrued liabilities, approximate the related fair values due to the short-term maturities of these instruments. The carrying values of our notes payable approximate their fair values because interest rates on these obligations are based on prevailing market interest rates.

The fair value of the derivative liabilities of $2,404,981 and $2,099,025 on December 31, 2020, and December 31, 2019, respectively, were valued using Level 3 inputs.

Property and Equipment

Property and equipment are stated at cost or fair value if acquired as part of a business combination. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. The threshold for depreciating office equipment is $200, and $1,000 for furniture and fixtures Maintenance and repairs are charged to expense as incurred. The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in results of operations. The estimated useful lives of property and equipment are as follows:

Computers, software, and office equipment	3 years
Furniture and fixtures	7 years

As of December 31, 2020 and 2019, the Company’s property, which consisted solely of computers, amounted to $62,912 and -0-, respectively. Depreciation expense for the years ended December 31, 2020 and 2019, amounted to $4,468 and $-0-, respectively.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not the net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

Income (Loss) per Common Share

Basic net income (loss) per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per share is computed giving effect to all dilutive potential shares of Common Stock that were outstanding during the period. Diluted income (loss) per share reflects the potential dilution, using the treasury stock method, which could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the income (loss) of the Company as if they had been converted at the beginning of the periods presented, or issuance date, if later. In computing diluted income (loss) per share, the treasury stock method assumes that outstanding options and warrants are exercised and the proceeds are used to purchase common stock at the average market price during the period. Options and warrants may have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options and warrants. Dilutive potential shares of Common Stock consist of incremental shares of Common Stock issuable upon exercise of stock options and, preferred stock and convertible notes. No dilutive potential shares of Common Stock were included in the computation of diluted net loss per share on December 31, 2020 and 2019, respectively, because their impact was anti-dilutive.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company entered into several convertible promissory notes in 2013, 2014 and 2015 with Evan Lowenstein the company founder and Director, Jaron Lowenstein the brother of Evan, Chuck Lowenstein the father of Evan. The company also entered into several convertible promissory notes with Robert Jennings over the same period who is a Stage It Director. These notes were issued to fund the early growth of the Company. The notes were issued at 18% interest compound annually and can only convert to common stock upon the occurrence of a qualified funding, which has not occurred. As of December 31, 2020 and 2019 the balance of convertibles notes due to related parties was $547,500 and $547,500 respectively, and the accrued interest on December 31, 2020 and 2019, was $767,715 and $617,891.

NOTE 4 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payables are recognized initially at the transaction price and subsequently measured at the undiscounted amount of cash or other consideration expected to be paid. Accrued expenses are recognized based on the expected amount required to settle the obligation or liability.

The following table sets forth the components of the Company’s accrued liabilities on December 31, 2020, and December 31, 2019.

	December 31, 2020	December 31, 2019
Accounts payable	$427,086	$223,795
Accrued liabilities (a)(b)	1,785,861	699,914
Accrued interest	650,654	502,916
Accrued interest- related parties	767,715	617,891
Total accounts payable and accrued liabilities	$2,404,981	$2,044,516

(a)	Includes $946,537 in liabilities due to artists and $791,172 in unredeemed outstanding notes purchased by users as of December 31, 2020
(b)	Includes $398,729 in liabilities due to artists and $297,795 in unredeemed outstanding notes purchased by users as of December 31, 2019

NOTE 5 – NOTES PAYABLE -PAST DUE

As of December 31, 2020 and 2019 the Company had $179,000 in promissory notes, $547,500 in convertible notes due to related party, and $315,000 in notes payable all of which were outstanding and past due. All of the notes are at 18% compound interest except for $275,000 in convertible notes due to related parties which are 10% compound interest.

NOTE 6 – DERIVATIVE LIABILITY

The FASB has issued authoritative guidance whereby instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The conversion prices of the Notes described in Note 3 were not a fixed amount because they were either subject to an adjustment based on the occurrence of future offerings or events or they were variable. Since the number of shares is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to settle the conversion option. In accordance with the FASB authoritative guidance, the conversion features have been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations. As of December 31, 2020 and 2019, the derivative liabilities were valued using probability weighted option pricing models with the following assumptions:

	December 31, 2020	December 31, 2019
Exercise Price	$1.19	$1.19
Stock Price	1.59	$1.59
Risk-free interest rate	0.10%	2.54%
Expected volatility	94.55%	147.95%
Expected life (in years)	1.00	1.00
Expected dividend yield	0%	0%
Fair Value:	$2,404,981	$2,099,025

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the conversion feature of the notes was based on the remaining term of the notes. The expected dividend yield was based on the fact that the Company has not customarily paid dividends in the past and does not expect to pay dividends in the future.

NOTE 7 – STOCKHOLDERS’ DEFICIT

Common stock

The Company has authorized 20,000,000 shares of $0.001 par value common stock. As of December 31, 2020 and December 31, 2019 there were 972,614 shares of common stock issued and outstanding.

Preferred stock

As of December 31, 2020 and December 19, 2020, the Company had four classes of non-redeemable Preferred stock $0.0001 Preferred A, Preferred A-1, Preferred A-2, and Preferred A-3, all with a par value of $0.0001. The number of Preferred Shares authorized and issued and outstanding are as follows:

Preferred A 400,000 shares authorized, 40,000 shares issued and outstanding

Preferred A-1 3,000,000 shares authorized, 246,543 shares issued and outstanding

Preferred A-2 2,000,000 shares authorized, 200,000 shares issued and outstanding

Preferred A-3 300,000 shares authorized, 196,522 shares issued and outstanding

Each share of preferred stock is convertible to common stock on a 1 for 1 basis

NOTE 8 – COMMITMENT AND CONTINGENCIES

The Company had no commitments or contingencies as of December 31, 2020 and 2019, respectively

NOTE 9 – SUBSEQUENT EVENTS

Subsequent to December 31, 2020 the Company received $700,922 in proceeds comprised of a promissory loan for $250,000 at 15% interest, advances from VNUE of $35,000 and $415,922 under the terms of revenue factoring agreement with three different lenders at an average rate of _____%

On February ______, 2022, the Company entered into an agreement with VNUE, Inc. to sell 100% of the ownership of the Company in a $10,000,000 stock transaction comprised of approximately $1,500,000 in cash and up to $8,500,000 in restricted VNUE common stock, some of which is milestone based.

Stage It Corp.

Balance Sheets

(Unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$69,342	$281,003
Prepaid expense	1,854	-
Other assets	-	127,874
Total current assets	71,196	408,877
Fixed assets -net	60,303	62,912
Total assets	131,499	$471,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$599,817	$427,087
Accrued liabilities	2,313,671	1,785,861
Accrued interest	840,197	650,654
Accrued interest -related party	893,632	767,715
Notes payable	879,922	179,000
Convertible notes -related party	547,500	547,500
Convertible notes	315,000	315,000
Derivative liability	2,670,163	2,404,981
Total current liabilities	9,059,902	7,077,798
Total liabilities	9,059,902	7,077,798

Commitments and contingencies		-

Stockholders’ Equity:
Preferred Stock, Series A, $0.0001 par value, 400,000 shares authorized, 40,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020	4	4
Preferred Stock, Series A-1, $0.0001 par value, 3,000,000 shares authorized, 246,543 shares issued and outstanding as of September 30, 2021 and December 31, 2020	25	25
Preferred Stock, Series A-2, $0.0001 par value, 2,000,000 shares authorized, 200,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020	20	20
Preferred Stock, Series A-3, $0.0001 par value, 300,000 shares authorized, 196,522 shares issued and outstanding as of September 30, 2021 and December 31, 2020	20	20
Common stock, $0.0001 par value, 20,000,000 shares authorized, 972,614 shares issued and outstanding as of September 30, 2021 and December 31, 2020	97	97
Additional paid in capital	4,454,592	3,963,327
Accumulated deficit	(13,383,161)	(10,569,502)
Total stockholders’ equity	(8,928,404)	(6,606,009)
Total liabilities and equity	$131,499	$471,789

The accompanying notes are an integral part of the consolidated financial statements.

Stage It Corp.

Statements of Operations

(Unaudited)

	Nine months ended	Nine months ended
	September 30,	September 30,
	2021	2020
Revenue-net	$313,811	$895,145

Operating expenses:
General and administrative expenses	212,728	122,032
Contractor expenses	259,686	242,963
Payroll expense	1,320,436	658,317
Stock-based compensation	491,265	-
Legal and professional fees	114,150	36,365
Total operating expenses	2,398,265	1,059,677
Income(loss) from operations	(2,084,454)	(164,532)
Other income (expense)
Change in derivative liability	(265,182)	(229,467)
Interest expense	(464,023)	(223,172)
Other income (expense), net	(729,205)	(452,639)
Net loss	(2,813,659)	(617,171)

Basic and diluted earnings (loss) per common share	$(2.89)	$(0.63)

Weighted-average number of common shares outstanding:
Basic and diluted	972,614	972,614

The accompanying notes are an integral part of the consolidated financial statements.

Stage It Corp.

Statements of Cash Flows

(Unaudited)

	Nine months ended	Nine months ended
	September 30,	September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(2,813,659)	$(617,171)
Depreciation	17,767	-
Stock based compensation	491,265
Change in balance sheet accounts
Prepaid expenses	(1,854)	(2,480)
Other assets	127,874	(75,038)
Accounts payable	172,729	195,210
Accrued liabilities	527,811	729,760
Accrued interest	315,460	223,172
Derivative liability	265,182	229,467
Net cash provided by (used in) operating activities	(897,425)	682,920

Cash flows from investing activities
Purchase of fixed assets	(15,157)	(21,789)
Net cash used in investing activities	(15,157)	(21,789)

Cash flows from financing activities:
Proceeds from notes payable	700,922	-
Net cash provided by (used in) financing activities	700,922	-

Net increase (decrease) in cash and cash equivalents	(211,660)	661,131
Cash and cash equivalents at beginning of period	281,003	88,457
Cash and cash equivalents at end of period	$69,342	$749,588

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of the consolidated financial statements.

Stage It Corp.

Statements of Changes in Stockholders’ Equity

(Unaudited)

	Preferred Stock Series A		Preferred Stock Series A-1		Preferred Stock Series A-2		Preferred Stock Series A-3		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance, December 31, 2019	40,000	$4	246,543	$25	200,000	$20	196,522	$20	972,614	$97	$3,963,327	$(8,939,994)	$(4,976,501)

Net income (loss)	-	-	-	-	-	-	-	-	-	-	-	$(617,171)	$(617,171)

Balance, September 30, 2020	40,000	$4	246,543	$25	200,000	$20	196,522	$20	972,614	$97	$3,963,327	$(9,557,166)	$(5,593,672)

	Preferred Stock Series A		Preferred Stock Series A-1		Preferred Stock Series A-2		Preferred Stock Series A-3		Common Stock		Additional Paid in	Accumulated	Stockholders’
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance, December 31, 2020	40,000	$4	246,543	$25	200,000	$20	196,522	$20	972,614	$97	$3,963,327	$(10,569,502)	$(6,606,009)

Net income (loss)	-	-	-	-	-	-	-	-	-	-	-	(2,813,659)	(2,813,659)

Stock based compensation											491,265		491,265

Balance, September 30, 2021	40,000	$4	246,543	$25	200,000	$20	196,522	$20	972,614	$97	$4,454,592	$(13,383,162)	$(8,928,404)

The accompanying notes are an integral part of the financial statements.

STAGE IT CORP.

UNAUDITED NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHE ENDED SEPTEMBER 30, 2021 AND 2020

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

History and Organization

Stage It Corp. (“Stage It”, or the “Company”) is a Delaware corporation formed in that operates an online venue for live an interactive performances through its technology platform that enables content creators to perform and create ticketed events, and provides fans with an opportunity to watch live shows, and ask artists questions and request songs.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, during the nine months ended September 30, 2021 the Company incurred a net loss of $2,813,659 and had a stockholders’ deficit of $13,383,161 as of September 30, 2021. In addition the Company had negative working capital of $8,988,706 These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements being issued. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The Company does not have any commitments for additional capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. As a result management has concluded that there substantial doubt about the Company’s ability to continue as a going concern.

On As of September 30, 2021, the Company had cash on hand of $69,342. Management estimates that the current funds on hand will be sufficient to continue operations through March 31, 2022. The continuation of the Company as a going concern is dependent upon its ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. Historically, the Company has been able to fund its operations from the proceeds of notes payable and convertible notes. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company can obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case of equity financing.

NOTE 2 – SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are expressed in United States dollars. For the periods ended September 30, 2021 and December 31, 2020 the financial statements include the accounts of the Company, Stage It. Corporation.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

Stage It receives revenue through a percentage of ticket sales and tipping. This show-based revenue creates a pool that is shared with the performing artist. Once a show is completed the revenue that has been created through tickets and tips is allocated. Typically, Stage It retains 20% of the revenue as an agent and the artist receives 80% of the revenue as the performer, however there are occasions when the profit split has different ratios. Revenue is recognized once a show is complete and the performance obligation to the consumer has been met. Since Stage It acts as agent, revenue is recorded on a net basis only on the 20% portion, less direct expenses such as broadcast costs, merchant processing fees, bank services charges, license fees and the cost of production.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the U.S requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. Significant estimates include the assumptions used to value the derivative liabilities, the valuation allowance for the deferred tax asset and the accruals for potential liabilities. Actual results could differ from these estimates.

Management’s Representation of Interim Financial Statements

The accompanying unaudited financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company uses the same accounting policies in preparing quarterly and annual financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These financial statements should be read in conjunction with the audited financial statements and notes thereto at December 31, 2020.

Fair Value of Financial Instruments

The Company determines the fair value of its assets and liabilities based on the exchange price in U.S. dollars that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company uses a fair value hierarchy with three levels of inputs, of which the first two are considered observable and the last unobservable, to measure fair value:

●	Level 1 — Quoted prices in active markets for identical assets or liabilities.

●	Level 2 — Inputs, other than Level 1, that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of financial instruments such as cash, and accounts payable and accrued liabilities, approximate the related fair values due to the short-term maturities of these instruments. The carrying values of our notes payable approximate their fair values because interest rates on these obligations are based on prevailing market interest rates.

The fair value of the derivative liabilities of $2,670,163 and $2,404,091 on September 30, 2021, and December 31, 2020, respectively, were valued using Level 3 inputs.

Property and Equipment

Property and equipment are stated at cost or fair value if acquired as part of a business combination. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. The threshold for depreciating office equipment is $200, and $1,000 for furniture and fixtures Maintenance and repairs are charged to expense as incurred. The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in results of operations. The estimated useful lives of property and equipment are as follows:

Computers, software, and office equipment	3 years
Furniture and fixtures	7 years

As of September 30, 2021 and December 31, 2020 the Company’s property which consisted solely of computers amounted to $60,303 and $62,912, respectively. Depreciation expense for the nine months ended September 30, 2021 and 2020, amounted to $17,767 and $-0-, respectively.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not the net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

Income (Loss) per Common Share

Basic net income (loss) per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per share is computed giving effect to all dilutive potential shares of Common Stock that were outstanding during the period. Diluted income (loss) per share reflects the potential dilution, using the treasury stock method, that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the income (loss) of the Company as if they had been converted at the beginning of the periods presented, or issuance date, if later. In computing diluted income (loss) per share, the treasury stock method assumes that outstanding options and warrants are exercised and the proceeds are used to purchase common stock at the average market price during the period. Options and warrants may have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options and warrants. Dilutive potential shares of Common Stock consist of incremental shares of Common Stock issuable upon exercise of stock options and, preferred stock and convertible notes. No dilutive potential shares of Common Stock were included in the computation of diluted net loss per share on September 30, 2021 and December 31, 2020 respectively, because their impact was anti-dilutive.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company entered into several convertible promissory notes in 2013, 2014 and 2015 with Evan Lowenstein the company founder and Director, Jaron Lowenstein the brother of Evan, Chuck Lowenstein the father of Evan. The Company also entered into several convertible promissory notes with Robert Jennings over the same period who is a Stage It Director. These notes were issued to fund the early growth of the Company. The notes were issued at 18% interest compound annually and can only convert to common stock upon the occurrence of a qualified funding, which has not occurred. As of September 30, 2021 and December 31, 2020 the balance of convertibles notes due to related parties was $547,500 and $547,500 respectively, and the accrued interest on September 30 2021 and December 31, 2020, was $893,632 and $767,515, respectively.

NOTE 4 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payables are recognized initially at the transaction price and subsequently measured at the undiscounted amount of cash or other consideration expected to be paid. Accrued expenses are recognized based on the expected amount required to settle the obligation or liability.

The following table sets forth the components of the Company’s accrued liabilities on September 30, 2021, and December 31, 2020.

	September 30, 2021	December 31, 2020
Accounts payable	$599,817	$427,086
Accrued liabilities (a)(b)	2,313,671	1,785,861
Accrued interest	840,197	650,654
Accrued interest- related parties	893,632	767,715
Total accounts payable and accrued liabilities	$4,647,317	$2,404,981

(a)	Includes $887,120 in liabilities due to artists, $846,477 in unredeemed outstanding notes purchased by users, and $376,703 in payroll liabilities as of September 30, 2021
(b)	Includes $946,537 in liabilities due to artists and $781,172 in unredeemed outstanding notes purchased by users as of December 31, 2020

NOTE 5 – NOTES PAYABLE

The following table sets forth the components of the Company’s notes payable on September 30, 2021, and December 31, 2020.

	September 30, 2021	December 31, 2020
Notes payable (a)	$879,722	$179,000
Convertible notes related party-past due (b)	547,500	547,500
Convertible notes-past due (b)	315,000	315,000
Total notes payable	$1,742,422	$1,041,500

(a)	Notes payable are comprised of a note for $179,000 at 15% interest in both period that is past due, a promissory note for $250,000 at 15% interest, advances of $35,000, and $415,922 in loans under the terms of revenue factoring agreement with three different lenders at an average rate of _____%
(b)	The Company entered into several convertible promissory notes in 2013, 2014 and 2015 with several related parties (see Note 3) and third parties. These notes were issued to fund the early growth of the Company. The notes were issued at 18% interest compound annually and can only convert to common stock upon the occurrence of a qualified funding, which has not occurred

NOTE 6 – DERIVATIVE LIABILITY

The FASB has issued authoritative guidance whereby instruments which do not have fixed settlement provisions are deemed to be derivative instruments. The conversion prices of the Notes described in Note 3 were not a fixed amount because they were either subject to an adjustment based on the occurrence of future offerings or events or they were variable. Since the number of shares is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to settle the conversion option. In accordance with the FASB authoritative guidance, the conversion features have been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations. As of September 30, 2021 and December 31, 2020 the derivative liabilities were valued using probability weighted option pricing models with the following assumptions:

	September 30, 2021	December 31, 2020
Exercise Price	$1.19	$1.19
Stock Price	$1.59	$1.59
Risk-free interest rate	0.04%	0.10%
Expected volatility	110.45%	94.55%
Expected life (in years)	1.00	1.00
Expected dividend yield	0%	0%
Fair Value:	$2,670,162	$2,404,981

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the conversion feature of the notes was based on the remaining term of the notes. The expected dividend yield was based on the fact that the Company has not customarily paid dividends in the past and does not expect to pay dividends in the future.

NOTE 7 – STOCKHOLDERS’ DEFICIT

Common stock

The Company has authorized 20,000,000 shares of $0.001 par value common stock. As of September 30, 2021 and December 31, 2020 there were 972,614 shares of common stock issued and outstanding.

Preferred stock

As of September 30, 2021 and December 31, 2021, the Company had four classes of non-redeemable Preferred stock $0.0001 Preferred A, Preferred A-1, Preferred A-2, and Preferred A-3, all with a par value of $0.0001. The number of Preferred Shares authorized and issued and outstanding are as follows:

Preferred A 400,000 shares authorized, 40,000 shares issued and outstanding

Preferred A-1 3,000,000 shares authorized, 246,543 shares issued and outstanding

Preferred A-2 2,000,000 shares authorized, 200,000 shares issued and outstanding

Preferred A-3 300,000 shares authorized, 196,522 shares issued and outstanding

Each share of preferred stock is convertible to common stock on a 1 for 1 basis

NOTE 8 – COMMITMENT AND CONTINGENCIES

The Company had no commitments or contingencies as of September 30, 2021 and December 31, 2020, respectively

NOTE 9 – SUBSEQUENT EVENTS

Subsequent to September 30, 2021 the Company received ___________ in proceeds comprised of a

On February 13, 2022, the Company entered into an agreement with VNUE, Inc. to sell 100% of the ownership of the Company in a $10,000,000 stock transaction comprised of approximately $1,500,000 in cash and up to $8,500,000 in restricted VNUE common stock, some of which is milestone based.

VNUE, Inc. and Stage It Corp.
Unaudited Proforma Consolidated Balance Sheets

For the Year Ended December 31, 2020

	VNUE, Inc.	Stage It Corp.			Consolidated
	December 31,	December 31,		Acquisition	December 31,
	2020	2020		Entries	2020
Assets
Current Assets:
Cash	$4,458	$281,003			$285,461
Accounts receivable -net	-				-
Prepaid expenses	100,000				100,000
Other assets	-	127,874			127,874
Total current assets	104,458	408,877		-	513,335
Property and equipment, net	-	62,912			62,912
Goodwill	-	-	(a)(b)(c)	9,536,260	9,536,260
Intangible Assets	-	-	(c)(d)	1,589,377	1,589,377
Total Assets	$104,458	$471,789		$11,125,637	$11,701,884

Liabilities and Stockholders’ Equity:

Current Liabilities:
Accounts payable and accrued liabilities	$2,994,725	2,212,948			$5,207,673
Accrued payroll officer	209,750	-		-	209,750
Accrued interest		650,654	(a)	(650,654)	-
Accrued interest related party		767,715	(a)	(767,715)	-
Notes payable	34,000	179,000	(a)		213,000
Convertible notes	1,956,922	315,000	(a)	(315,000)	1,956,922
Convertible notes related party	-	547,500	(a)	(547,500)	-
Derivative liability	3,156,582	2,404,981	(a)	(2,404,981)	3,156,582
Total Current Liabilities	8,351,979	7,077,798		(4,685,850)	10,743,927
Total liabilities	8,351,979	7,077,798		(4,685,850)	10,743,927

Commitments and Contingencies	-	-		-	-

Stockholders’ Equity
Common stock	121,149	97	(a)(b)	23,403	144,649
Series A preferred stock	413	4	(a)(b)	(4)	413
Series A-1 preferred stock		25	(a)(b)	(25)	-
Series A-2 preferred stock		20	(a)(b)	(20)	-
Series A-3 preferred stock		20	(a)(b)	(20)	-
Additional Paid-In Capital	8,386,593	3,963,327	(a)(b)	6,013,339	18,363,259
Accumulated Deficit	(16,755,676)	(10,569,502)	(a)(b)(d)	9,774,813	(17,550,364)
Total Stockholders’ Equity	(8,247,521)	(6,606,009)		15,811,487	957,957
Total Liabilities and Stockholders’ Equity	$104,458	$471,789		$11,125,637	$11,701,884

Notes
(a)	To record acquisition purchase price of $10,000,000 comprised of $1,500,000 in cash and up to $8,500,000 of common stock based upon certain acquisition performance milestone being achieved. Additionally, the amount of liabilities assumed by the Company at closing will be capped at $3,000,000. For the purposes of the proforma analysis, it is estimated that all of performance milestones will be achieved. The acquisition consideration of $1,500,000 was raised by selling common stock at a price of approximately $0.01 per share and the $8,500,000 is estimated to issued at an average price of $0.15. Addtionally,80% of the acquisition consideration paid was allocated to goodwill and 20% was allocated to intangible assets with an expected amortization period of 3 years.
These estimates will be subject to further analysis and adjustment by the Company as it completes its acquisition accounting
(b)	To cancel and reclass the capital structure of Stage It
(c)	To record intangible assets at 20% of goodwill
(d)	To record amortization expense based on a three year life

VNUE, Inc. and Stage It Corp.

Unaudited Proforma Consolidated Statements of Operations

For the Year Ended December 31, 2020

	VNUE, Inc.	Stage It Corp.			Consolidated
	December 31,	December 31,		Acquisition	December 31,
	2020	2020		Entries	2021
Revenue-net	$22,474	$890,846			$913,320
Cost of Sales	8,509				8,509
Gross Profit	13,965	890,846			904,811

Operating expenses
Amortization of intangible assets	-	-	(a)	794,688	794,688
General and administrative expenses	601,022	231,340			832,362
Contractor expenses	-	455,028			455,028
Payroll expense	-	1,142,057			1,142,057
Legal and professional fees	-	88,411			88,411
Total operating expenses	601,022	1,916,836		794,688	3,312,547
Loss from operations	(587,058)	(1,025,990)		(794,688)	(2,407,737)

Other income (expense)
Loss on the extinguishment of debt	(263,609)
Change in the fair value of derivative liability	(2,234,073)	(305,956)
Interest expense	(1,469,037)	(297,562)			(1,766,599)
Total other income	(3,966,719)	(603,518)			(4,570,237)
Net loss	$(4,553,777)	(1,629,508)		(794,688)	(6,977,974)

Basic and fully diluted loss per share	$(0.00)	$(1.68)			$(0.01)

Weighted average number of shares outstanding	1,135,193,463	972,614	(b)	234,027,386	1,369,220,849

(a)	To record amortization expense of intangible assets
(b)	To adjust share count to reflect potential shares issuance based on Company estimated avg. share price at the time of issuance

VNUE, Inc. and Stage It Corp.

Unaudited Proforma Consolidated Balance Sheets

For the Nine Months Ended September 30, 2021

	VNUE, Inc.	Stage It Corp.			Consolidated
	September 30,	September 30,		Acquisition	September 30,
	2021	2021		Entries	2021
Assets
Current Assets:
Cash	$207,921	$69,342			$277,263
Prepaid expenses	295,000	1,854			296,854
Total current Assets	502,921	71,196		-	574,117
Property and equipment, net		60,303			60,303
Goodwill	-	-	(a)(b)(c)	11,080,958	11,080,958
Intangible assets	-	-	(c)(d)	2,077,680	2,077,680
Total Assets	$502,921	$131,499		$13,158,638	$13,793,057

Liabilities and Stockholders’ Equity:

Current Liabilities:
Accounts payable and accrued liabilities	$1,456,842	$2,913,488			$4,370,330
Accrued payroll officer	250,470	-			250,470
Accrued interest	-	840,197	(a)	(840,197)	-
Accrued interest related party	-	893,632	(a)	(893,632)	-
Notes payable	879,157	879,922	(a)	(793,410)	965,669
Convertible notes	635,714	315,000	(a)	(315,000)	635,714
Convertible notes related party	-	547,500	(a)	(547,500)	-
Derivative liability	-	2,670,163	(a)	(2,670,163)	-
Total Current Liabilities	3,222,183	9,059,902		(6,059,902)	6,222,183
Total liabilities	3,222,183	9,059,902		(6,059,902)	6,222,183

Commitments and Contingencies	-	-		-	-

Stockholders’ Equity
Common stock	137,275	97	(a)(b)	23,403	160,775
Series A preferred stock	425	4	(a)(b)	(4)	425
Series A-1 preferred stock		25	(a)(b)	(25)	-
Series A-2 preferred stock		20	(a)(b)	(20)	-
Series A-3 preferred stock		20	(a)(b)	(20)	(0)
Additional Paid-In Capital	10,548,671	4,454,592	(a)(b)	6,504,604	21,507,867
Accumulated Deficit	(13,405,633)	(13,383,161)	(a)(b)(d)	12,690,601	(14,098,193)
Total Stockholders’ Equity	(2,719,262)	(8,928,403)		19,218,539	7,570,874
Total Liabilities and Stockholders’ Equity	$502,921	$131,499		$13,158,637	$13,793,057

Notes
(a)	To record acquisition purchase price of $10,000,000 comprised of $1,500,000 in cash and up to $8,500,000 of common stock based upon certain acquisition performance milestone being achieved. Additionally, the amount of liabilities assumed by the Company at closing will be capped at $3,000,000. For the purposes of the proforma analysis, it is estimated that all of performance milestones will be achieved. The acquisition consideration of $1,500,000 was raised by selling common stock at a price of approximately $0.01 per share and the $8,500,000 is estimated to issued at an average price of $0.15. Addtionally,80% of the acquisition consideration paid was allocated to goodwill and 20% was allocated to intangible assets with an expected amortization period of 3 years.
These estimates will be subject to further analysis and adjustment by the Company as it completes its acquisition accounting
(b)	To cancel and reclass the capital structure of Stage It
(c)	To record intangible assets at 20% of goodwill
(d)	To record amortization expense based on a three year life

VNUE, Inc. and Stage It Corp.

Unaudited Proforma Consolidated Statements of Operations

For the Nine Months Ended September 30, 2021

	VNUE, Inc.	Stage It Corp.			Consolidated
	September 30,	September 30,		Acquisition	September 30,
	2021	2021		Entries	2021
Revenue-net	$9,295	$313,811			$323,106
Cost of Sales	5,446				5,446
Gross Profit	3,849	313,811			317,660

Operating expenses
Amortization of intangible assets			(a)	692,560	692,560
General and administrative expenses	614,796	212,728			827,524
Contractor expenses		259,686			259,686
Payroll expense		1,320,436			1,320,436
Stock-based compensation		491,265			491,265
Legal and professional fees		114,150			114,150
Total operating expenses	614,796	2,398,265		692,560	3,705,621
Loss from operations	(610,947)	(2,084,454)		(692,560)	(3,387,961)
					-
Other income (expense)					-
Other income	1,172,781				1,172,781
Loss on the extinguishment of debt	(288,146)				(288,146)
Change in the fair value of derivative liability	3,156,582	(265,182)			2,891,400
Interest expense	(80,227)	(464,023)			(544,250)
Total other income	3,960,990	(729,205)			3,231,785
Net loss	$3,350,043	$(2,813,659)		(692,560)	(156,176)
					-
Basic and fully diluted loss per share	$(0.00)	$(2.89)			$(0.00)

Weighted average number of shares outstanding	1,266,155,076	972,614	(b)	234,027,386	1,500,182,462

(a)	To record amortization expense of intangible assets
(b)	To adjust share count to reflect potential shares issuance based on Company estimated avg. share price at the time of issuance

VNUE, INC.

400,000,000 Shares of Common Stock

PROSPECTUS

February 14, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee	$370.80
Legal Fees and Expenses	$10,000
Accounting Fees and Expenses	$10,000
Miscellaneous	$0
Total	$20,370

Item 14. Indemnification of Directors and Officers

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revise Statutes and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 15. Recent Sales of Unregistered Securities

The sales and issuances of the securities described below were made pursuant to the exemptions from registration contained in to Section 4(a)(2) of the Securities Act and Regulation D under the Securities Act. Each purchaser represented that such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser and the transfer agent affixed the appropriate legends. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision. Except as described in this prospectus, none of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

During the three months ended September 30, 2021, the Company sold 86,066,825 common shares pursuant at a price of $0.00912 pursuant to the terms of its ELOC and raised $784,929 in gross proceeds.

During the year ended December 31, 2020, the Company entered into the following transactions:

●	Issued 500,000 shares to pay for services valued at $150.00.
●	Issued 17,539,543 shares valued at $11,084 to pay interest expense.
●	Issued 422,572,017 shares upon the conversion of convertible notes resulting in a paydown of $56,466 and a loss of $263,609 on the extinguishment of debt.
●	Issued $453,708 in convertible notes with a fixed conversion price of $0.001 if a qualified offering occurs.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document
2.1	Agreement and Plan of Merger(7)
3.1	Articles of Incorporation(1)
3.2	Amendment to Articles of Incorporation(2)
3.3	Bylaws(2)
3.4	Certificate of Designation Series A Preferred Stock(5)
3.5	Certificate of Designation Series B Preferred Stock(6)
4.1	2012 Stock Incentive Plan(3)
4.2	Common Stock Purchase Warrant, dated January 3, 2022(6)
5.1*	Opinion of The Doney Law Firm
10.1 * *	License Agreement by and between VNUE, Inc. and RockHouse Media Productions, Inc., dated July 10, 2017(4)
10.2* *	Experimental Joint Venture and Development Agreement by and between VNUE, Inc. and Music Reports, Inc., dated September 1, 2018
10.3* *	Bill of Sale and Assignment and Assumption Agreement by and between VNUE, Inc. and MusicPlay Analytics, LLC (d/b/a Soundstr, LLC) dated April 23, 2018
10.4* *	Promissory Note dated as of November 13, 2017 in the original principal Amount of $36,750 issued to GoLock Capital, LLC
10.5* *	Promissory Note dated as of February 2, 2018 in the original principal Amount of $40,000 issued to GoLock Capital, LLC
10.6* *	Promissory Note dated as of September 1, 2018 in the original principal Amount of $105,000 issued to GoLock Capital, LLC
10.7* *	Promissory Note dated January 11, 2021 in the original principal amount of $50,000 issued to Jeffery Baggett
10.8* *	Promissory Note dated February 16, 2021 in the original principal amount of $165,000 issued to GHS Investments, LLC
10.9* *	Conversion and Cancellation of Debt Agreement by and between VNUE, Inc. and Jeffery Baggett, dated June 11, 2021
10.10* *	Amendment to Original Secured Convertible Promissory Note issued to YLimit, LLC dated January 15, 2021
10.11* *	Conversion and Cancellation of Debt Agreement by and between VNUE, Inc. and YLimit, LLC, dated May 17, 2021
10.12* *	Form of Artist Agreement by and between VNUE, Inc. and Artist dated January 9, 2020
10.13* *	Securities Purchase Agreement by and between VNUE, Inc. and GHS Investments, LLC, dated June 21, 2021
10.14	Securities Purchase Agreement by and between VNUE Inc. and GHS Investments, LLC, dated January 3, 2022(6)
21.1* *	List of subsidiaries of VNUE, Inc.
23.1*	Consent of BF Borgers CPA PC
107*	Filing Fee Table

*	Filed herein
**	Incorporated by reference to Registration Statement on Form S-1 filed June 23, 2021

(1)	Included as an exhibit with our Form SB-2 filed October 13, 2006.
(2)	Included as an exhibit with our Form 8-K filed February 1, 2011.
(3)	Included as an exhibit with our Form 8-K filed April 11, 2013.
(4)	Included as an exhibit with our Form 8-K filed on July 14, 2017.
(5)	Included as an exhibit with our Form 8-K filed on June 26, 2019.
(6)	Included as an exhibit with our Form 8-K filed on January 6, 2022.

(7)	Included as an exhibit with our Form 8-K filed on February 14, 2022.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, thereunto duly authorized in the City of New York, State of New York on February 14, 2022.

VNUE, INC.

Date: February 14, 2022	By:	/s/ Zach Bair
Zach Bair
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zach Bair	Chairman, Chief Executive Officer and	February 14, 2022
Zach Bair	Principal Accounting Officer

/s/ Anthony Cardenas	Director, Chief Financial Officer and	February 14, 2022
Anthony Cardenas	Vice President of Artist Development

/s/ Louis Mann	Director, Executive Vice President	February 14, 2022
Louis Mann